                                                                   EXHIBIT 4.1


================================================================================

                               CANWEST MEDIA INC.,
                                   as Issuer,

                          the GUARANTORS named herein,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                           ---------------------------

                                    INDENTURE

                            Dated as of April 3, 2003

                           ---------------------------

                          7-5/8% Senior Notes due 2013

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                              Indenture
Section                                                             Section
-------                                                            --------
310 (a)(1)....................................................       7.10
    (a)(2)....................................................       7.10
    (a)(3)....................................................       N.A.
    (a)(4)....................................................       N.A.
    (b).......................................................       7.08; 7.10; 12.02
    (b)(1)....................................................       7.10
    (b)(9)....................................................       7.10
    (c).......................................................       N.A.
311 (a).......................................................       7.11
    (b).......................................................       7.11
    (c).......................................................       N.A.
312 (a).......................................................       2.06
    (b).......................................................       12.03
    (c).......................................................       12.03
313 (a).......................................................       7.06
    (b)(1)....................................................       N.A.
    (b)(2)....................................................       7.06
    (c).......................................................       7.06; 12.02
    (d).......................................................       7.06
314 (a).......................................................       4.02; 4.04; 12.02
    (b).......................................................       N.A.
    (c)(1)....................................................       11.04; 12.05
    (c)(2)....................................................       11.04; 12.05
    (c)(3)....................................................       N.A.
    (d).......................................................       N.A.
    (e).......................................................       12.05
    (f).......................................................       N.A.
315 (a).......................................................       7.01; 7.02
    (b).......................................................       7.05; 12.02
    (c).......................................................       7.01
    (d).......................................................       6.05; 7.01; 7.02
    (e).......................................................       6.11
316 (a) (last sentence).......................................       2.10
    (a)(1)(A).................................................       6.05
    (a)(1)(B).................................................       6.04
    (a)(2)....................................................       8.02
    (b).......................................................       6.07
    (c).......................................................       8.04
317 (a)(1)....................................................       6.08
    (a)(2)....................................................       6.09
    (b).......................................................       7.12
318 (a).......................................................       12.01

                                TABLE OF CONTENTS

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                                                                                           ----

                                           ARTICLE 1.

                           DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.  Definitions.............................................................       1
Section 1.02.  Other Definitions.......................................................      31
Section 1.03.  Incorporation by Reference of Trust Indenture Act.......................      32
Section 1.04.  Rules of Construction...................................................      33

                                           ARTICLE 2.

                                           THE NOTES

Section 2.01.  Amount of Notes.........................................................      34
Section 2.02.  Form and Dating.........................................................      34
Section 2.03.  Execution and Authentication............................................      35
Section 2.04.  Registrar and Paying Agent..............................................      36
Section 2.05.  Paying Agent To Hold Money in Trust.....................................      36
Section 2.06.  Noteholder Lists........................................................      37
Section 2.07.  Transfer and Exchange...................................................      37
Section 2.08.  Replacement Notes.......................................................      38
Section 2.09.  Outstanding Notes.......................................................      38
Section 2.10.  Treasury Notes..........................................................      39
Section 2.11.  Temporary Notes.........................................................      39
Section 2.12.  Cancellation............................................................      39
Section 2.13.  Defaulted Interest......................................................      39
Section 2.14.  CUSIP Numbers...........................................................      40
Section 2.15.  Deposit of Moneys.......................................................      40
Section 2.16.  Book-Entry Provisions for Global Notes..................................      40
Section 2.17.  Special Transfer Provisions.............................................      43
Section 2.18.  Computation of Interest.................................................      45
Section 2.19.  Issuance of Additional Notes............................................      45

                                           ARTICLE 3.

                                           REDEMPTION

Section 3.01.  Notices to Trustee......................................................      46
Section 3.02.  Selection by Trustee of Notes To Be Redeemed............................      46
Section 3.03.  Notice of Redemption....................................................      46
Section 3.04.  Effect of Notice of Redemption..........................................      47
Section 3.05.  Deposit of Redemption Price.............................................      48

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Section 3.06.  Notes Redeemed in Part..................................................      48

                                           ARTICLE 4.

                                           COVENANTS

Section 4.01.  Payment of Notes........................................................      48
Section 4.02.  Provision of Financial Statements and Other Information.................      49
Section 4.03.  Waiver of Stay, Extension or Usury Laws.................................      50
Section 4.04.  Compliance Certificate..................................................      50
Section 4.05.  Taxes...................................................................      51
Section 4.06.  Limitation on Additional Indebtedness...................................      51
Section 4.07.  Limitation on Capital Stock of Restricted Subsidiaries..................      53
Section 4.08.  Limitation on Restricted Payments.......................................      53
Section 4.09.  Limitation on Certain Asset Sales.......................................      56
Section 4.10.  Limitation on Transactions with Affiliates..............................      59
Section 4.11.  Limitation on Liens.....................................................      61
Section 4.12.  Limitation on Conduct of Business.......................................      61
Section 4.13.  Limitation of Guarantees by Restricted Subsidiaries.....................      61
Section 4.14.  Limitation on Dividend and Other Payment Restrictions Affecting
                 Restricted Subsidiaries...............................................      62
Section 4.15.  Limitation on Sale and Lease-Back Transactions..........................      63
Section 4.16.  Limitation on Disqualified Capital Stock of Restricted
                 Subsidiaries..........................................................      64
Section 4.17.  Limitation on Creation of Subsidiaries..................................      64
Section 4.18.  Payments for Consent....................................................      64
Section 4.19.  Legal Existence.........................................................      64
Section 4.20.  Change of Control Offer.................................................      65
Section 4.21.  Maintenance of Office or Agency.........................................      67
Section 4.22.  Maintenance of Properties; Insurance; Books and Records;
                 Compliance with Law...................................................      67
Section 4.23.  Further Assurance to the Trustee........................................      68
Section 4.24.  Suspension of Certain Covenants if Securities Rated Investment
                 Grade.................................................................      68
Section 4.25.  Payment of Additional Amounts...........................................      69
Section 4.26.  Limitation on Certain Amendments to the Credit Facility.................      71

                                           ARTICLE 5.

                                     SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets..................      71

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
Section 5.02.  Successor Person Substituted............................................      72

                                           ARTICLE 6.

                                     DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.......................................................      73
Section 6.02.  Acceleration............................................................      75
Section 6.03.  Other Remedies..........................................................      75
Section 6.04.  Waiver of Past Defaults and Events of Default...........................      76
Section 6.05.  Control by Majority.....................................................      76
Section 6.06.  Limitation on Suits.....................................................      76
Section 6.07.  Rights of Holders To Receive Payment....................................      77
Section 6.08.  Collection Suit by Trustee..............................................      77
Section 6.09.  Trustee May File Proofs of Claim........................................      77
Section 6.10.  Priorities..............................................................      78
Section 6.11.  Undertaking for Costs...................................................      78
Section 6.12.  Restoration of Rights and Remedies......................................      78

                                           ARTICLE 7.

                                            TRUSTEE

Section 7.01.  Duties of Trustee.......................................................      79
Section 7.02.  Rights of Trustee.......................................................      80
Section 7.03.  Individual Rights of Trustee............................................      81
Section 7.04.  Trustee's Disclaimer....................................................      81
Section 7.05.  Notice of Defaults......................................................      82
Section 7.06.  Reports by Trustee to Holders...........................................      82
Section 7.07.  Compensation and Indemnity..............................................      82
Section 7.08.  Replacement of Trustee..................................................      83
Section 7.09.  Successor Trustee by Consolidation, Merger, Etc.........................      84
Section 7.10.  Eligibility; Disqualification...........................................      85
Section 7.11.  Preferential Collection of Claims Against the Issuer....................      86
Section 7.12.  Paying Agents...........................................................      86
Section 7.13.  Trustee Not To Be Appointed Receiver....................................      87
Section 7.14.  Disclosure of Names and Addresses of Holders............................      87

                                           ARTICLE 8.

                              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders..............................................      88
Section 8.02.  With Consent of Holders.................................................      88
Section 8.03.  Compliance with the TIA.................................................      90
Section 8.04.  Revocation and Effect of Consents.......................................      90
Section 8.05.  Notation on or Exchange of Notes........................................      90
Section 8.06.  Trustee To Sign Amendments, etc.........................................      91

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
                                           ARTICLE 9.

                               DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture..................................................      91
Section 9.02.  Legal Defeasance........................................................      92
Section 9.03.  Covenant Defeasance.....................................................      92
Section 9.04.  Conditions to Legal Defeasance or Covenant Defeasance...................      93
Section 9.05.  Deposited Money and Government Obligations To Be Held in Trust;
                 Other Miscellaneous Provisions........................................      95
Section 9.06.  Reinstatement...........................................................      96
Section 9.07.  Moneys Held by Paying Agent.............................................      96
Section 9.08.  Moneys Held by Trustee..................................................      96

                                          ARTICLE 10.

                                           [RESERVED]

                                          ARTICLE 11.

                                       GUARANTEE OF NOTES

Section 11.01. Guarantee...............................................................      97
Section 11.02. Execution and Delivery of Guarantees....................................      99
Section 11.03. Limitation of Guarantee.................................................      99
Section 11.04. Additional Guarantors...................................................      99
Section 11.05. Release of Guarantor....................................................     100

                                          ARTICLE 12.

                                         MISCELLANEOUS

Section 12.01. TIA Controls...........................................................     100
Section 12.02. Notices................................................................     100
Section 12.03. Communications by Holders with Other Holders...........................     102
Section 12.04. Certificate and Opinion as to Conditions Precedent.....................     102
Section 12.05. Statements Required in Certificate and Opinion.........................     103

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                                                                                           ----
Section 12.06. Rules by Trustee and Agents............................................     103
Section 12.07. Business Days; Legal Holidays..........................................     103
Section 12.08. Governing Law..........................................................     104
Section 12.09. Agent for Service; Submission to Jurisdiction; Waiver of
                 Immunities...........................................................     104
Section 12.10. No Adverse Interpretation of Other Agreements..........................     105
Section 12.11. No Recourse Against Others.............................................     105
Section 12.12. Successors.............................................................     105
Section 12.13. Multiple Counterparts..................................................     106
Section 12.14. Table of Contents, Headings, etc.......................................     106
Section 12.15. Separability...........................................................     106
Section 12.16. Conversion of Judgment Currency........................................     106
Section 12.17. Documents in English...................................................     107
Section 12.18. Limitation of Liability................................................     108

SIGNATURES............................................................................     S-1

EXHIBITS

Exhibit A      Form of Note...........................................................     A-1
Exhibit B.     Form of Legend for Rule 144A Notes and Other Notes That
                   Are Restricted Notes...............................................     B-1
Exhibit C.     Form of Legend for Regulation S Note...................................     C-1
Exhibit D.     Form of Legend for Global Notes........................................     D-1
Exhibit E.     Form of Certificate To Be Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors..........................     E-1
Exhibit F.     Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S.................................     F-1
Exhibit G.     Form of Guarantee......................................................     G-1
Exhibit H.     Form of Authentication Order...........................................     H-1

            INDENTURE, dated as of April 3, 2003, among CANWEST MEDIA INC., a corporation incorporated under the federal laws of Canada (the "Issuer"), each of the Guarantors (as defined herein); and The Bank of New York, as trustee (the "Trustee").

            The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) U.S.$200,000,000 aggregate principal amount of the Issuer's 7-5/8% Series A Senior Notes due 2013 in the form of Initial Notes (as defined herein) and, if and when issued, in exchange and in substitution for, and evidencing the same continuing indebtedness as, such Initial Notes, 7-5/8% Series B Senior Notes due 2013 in the form of Exchange Notes (as defined herein) and (ii) if and when issued, such Additional Notes (as defined below) that the Issuer may from time to time, on or prior to April 3, 2008, choose to issue pursuant to this Indenture, in each case issuable as provided in this Indenture. The Notes (as defined below) will be guaranteed on a senior unsecured basis by each of the Guarantors. All things necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer, when authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer. Each Guarantor has done all things necessary to make its Guarantee (as defined herein), when executed by such Guarantor, the valid and legally binding obligation of such Guarantor.

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Notes:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

            "Acquired Indebtedness" of any Person means Indebtedness of any other Person (including an Unrestricted Subsidiary) existing at the time and continuing to exist immediately after the time such other Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person or which is assumed in connection with the acquisition of assets from such other Person and, in each case, not incurred by such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition.

            "Additional Interest" means additional interest on the Notes which the Issuer is required to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

            "Additional Notes" means, subject to the Issuer's compliance with
Section 4.06, U.S. dollar denominated 7-5/8% Series A, Series B or any other series of Senior Notes due 2013 issued from time to time after the Issue Date and on or prior to April 3, 2008 pursuant to Section 2.19.

            "Adjusted Net Assets" of any Person at any date means the lesser of the amount by which

            (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), of such Person, but excluding liabilities under the Guarantee of such Person at such date; and

            (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities of such Person and after giving effect to any collection from any other Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

            "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described in
Section 4.10, beneficial ownership of at least 20% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or agent for service of notices and demands.

            "Asper Group" means (i) Israel Asper ("Asper"); (ii) his spouse;
(iii) any lineal descendant of Asper (treating for this purpose, for greater certainty, any legally adopted descendant as a lineal descendant); (iv) the estate of any person listed in clauses (i) to (iii); (v) any trust primarily for one or more of the lineal descendants of Asper, spouses of such lineal descendants, Asper himself or any spouse or former spouse of Asper, provided that one or more of the persons listed in clauses (i) to (iii) retain dispositive control of such trust; (vi) any and all corporations which are directly or indirectly controlled by any one or more of the foregoing; and (vii) any charitable trust settled by any one or more of the Persons listed in clause
(i) to (iii) over which any such Person or Persons retain dispositive control; provided that for the purposes of this definition, (a) "control" of a corporation means the ownership of, or control or direction over, voting interests with more than 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such corporation and the votes attached to such voting interests are sufficient, if exercised, to elect a majority of the board of directors of such corporation,
(b) "spouse" includes a person's widow or widower, and (c) "dispositive control" of a charitable trust means the control or direction over the payment or transfer of trust property to beneficiaries.

            "Asset Acquisition" means (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary, or (2) the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition, other than to the Issuer or any of its Wholly Owned Subsidiaries or Restricted Subsidiaries that are also Guarantors, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, or (b) any Property of the Issuer or of any Restricted Subsidiary; provided that an Asset Sale shall not include (1) the sale, lease, conveyance, disposition or other transfer of any Property of or Capital Stock issued by any of TV4 Network Limited, TV3 Network Services Limited, CanWest NZ Radio Holdings Limited, Ulster Television plc, CanWest Grenada Media Holdings Limited, SBS Broadcasting S.A., or any of their Subsidiaries, (2) a transaction or series of related transactions for which the Issuer and the Restricted Subsidiaries or any of them receive aggregate consideration of less than $5.0 million, (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary as permitted by Sections
4.15 and 5.01, (4) any disposition of any Cash Equivalents, (5) the sale or other disposition of inventory in the ordinary course of business, (6) any sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, (7) any sale or discount of receivables in the ordinary course of business on terms customary (when taken as a whole) for transactions of such nature and (8) any transaction consummated in compliance with the covenant described in Section 4.08.

            "Asset Sale Proceeds" means, with respect to any Asset Sale, (1) cash received by the Issuer or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees (including legal and accounting fees) and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, (d) repayment of any Indebtedness that is secured with the assets sold in the Asset Sale and that is required to be repaid, or any repayment of any Indebtedness outstanding under the Credit Facility that the Issuer or any Restricted Subsidiary elects to repay, in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by the Issuer or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Issuer or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (2) promissory notes and other non-cash consideration received by the Issuer or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

            "Attributable Indebtedness" means, with respect to any Sale and Lease-Back Transaction, as at the time of determination, the greater of (1) the fair value of the property subject to such arrangement and (2) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended) or until such lease may be terminated by the lessee without penalty (or if terminable with a penalty, the aforesaid present value shall include the present value of such penalty). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c), of the first paragraph of Section 4.09 hereof.

            "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law relating to, or Title 11, United States Bankruptcy Code or any similar United States federal or state law relating to, bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

            "Board of Directors" of any Person means the board of directors, managers, management committee or other body governing the management and affairs of such Person.

            "Board Resolution" of any Person means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such

Person, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "CanWest" means CanWest Global Communications Corp., a corporation formed under the federal laws of Canada.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, membership interests, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person and, with respect to the Issuer, includes any and all obligations under the CMI Notes Indenture, regardless of whether such obligations are reflected as liabilities or equity on a balance sheet prepared in accordance with GAAP, or any option, warrant or other security convertible into any of the foregoing.

            "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Cash Equivalents" means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America, the District of Columbia or any province or territory of Canada or any political subdivision of any such state, province or territory or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; provided that, in the event that any such obligation is not rated by S&P or Moody's, such obligation shall have the highest rating from Dominion Bond Rating Service Limited; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's or, with respect to commercial paper in Canada, at least R-1 high by Dominion Bond Rating Service Limited; (4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
(4) above; and (6) investments in
money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

            "CBCA" means the Canada Business Corporations Act.

            "Change of Control" means (i) CanWest ceases to own, directly or indirectly, all of the outstanding voting securities of the Issuer; (ii) the Asper Group ceases to beneficially own, directly or indirectly, at least 25% of the votes attached to CanWest's securities entitled to vote for the election of the Board of Directors of CanWest; (iii) any Person or related group of Persons for purposes of Section 13(d) of the Exchange Act (other than the Asper Group or any member thereof) shall at any time be, directly or indirectly, the beneficial owner of a greater percentage of the votes attached to CanWest's securities entitled to vote for the election of CanWest's Board of Directors than the votes attached to CanWest's securities entitled to vote for the election of the Board of Directors beneficially owned, directly or indirectly, by the Asper Group;
(iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of CanWest's or the Issuer's property and assets; (v) CanWest's or the Issuer's shareholders approve any plan or proposal for the liquidation or dissolution of CanWest or the Issuer, as the case may be; (vi) any person shall cause, as a result of any proxy solicitation made otherwise than by or on behalf of management, Continuing Directors to cease to be a majority of the Board of Directors of CanWest (where "Continuing Directors" are (x) members of the original Board of Directors or (y) members appointed or whose nomination is approved by a majority of the Continuing Directors or nominated at a time that the Continuing Directors form a majority of the Board of Directors); or (vii) any other event constituting a Change of Control under the Credit Facility (unless effectively waived by the lenders thereunder).

            "CMI Notes Indenture" means the trust indenture, dated November 15, 2000, providing for the issuance of floating rate junior subordinated debentures of the Issuer due November 15, 2020.

            "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "Communications Business" means the media and communications businesses and activities related thereto, including television broadcasting and related businesses (such as the sale of television advertising and programming and the development, production and distribution of television and film programming), radio broadcasting and related businesses (such as sale of radio advertising and the production of radio programming), specialty or pay television, print media and related businesses, cable television, electronic media, print media, data, voice or video transmission, advertising, billboards and transmission tower rental and sales and real property rental and sales (to the extent that such rental and sales arise from lease or sale of properties used by a Person in connection with any of the foregoing media and communications businesses) and lending of money by the Issuer to any Restricted Subsidiary or by CanWest Finance Inc. to the Issuer or other Restricted Subsidiaries and including the holding of ownership interests in Persons engaged in the foregoing.

            "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and the Restricted Subsidiaries on a consolidated basis (including, but not limited to, without duplication, (1) imputed interest included in Capitalized Lease Obligations; (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (3) the net costs associated with Hedging Obligations; (4) amortization of other financing fees and expenses; (5) the interest portion of any deferred payment obligation; (6) amortization of discount or premium, if any; and (7) all other non-cash interest expense (other than interest paid in Capital Stock (other than Disqualified Capital Stock) of such Person and other than interest allocated to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock (other than Disqualified Capital Stock) of such Person).

            "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (1) the sum, without duplication, of the aggregate outstanding amount of Indebtedness of such Person and the Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP (after giving effect on a pro forma basis to the incurrence or repayment of any Indebtedness of such Person or any of the Restricted Subsidiaries giving rise to the need to make such calculation) to (2) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date for which financial statements are available. For purposes of this definition, clause (2) above will be calculated after giving effect on a pro forma basis to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incur-rence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) (1) the equity of such Person in the Net Income of any other Person (the "other Person") in which such Person or any of the Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person in accordance with GAAP) for such period shall be included in such Person's Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid to such Person or such Restricted Subsidiary during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause
(b) of this definition of "Consolidated Net Income"), and (2) such Person's equity in a net loss of any such other Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Person's Consolidated Net Income; (b) the Net Income of any Restricted Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, except that (1) subject to the limitations contained in subclause (b)(2) of this definition of "Consolidated Net Income," the equity of such Person in the Net Income of any such Restricted Subsidiary for such period shall be included in such Person's Consolidated Net Income to the extent of dividends or distributions that could have been paid by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary (subject, in the case of a dividend or distribution to another Restricted Subsidiary, to the limitations contained in this clause), and (2) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (c) (l) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (2) any net gain or loss during such period resulting from an Asset Sale by such Person or any of the Restricted Subsidiaries other than in the ordinary course of business shall be excluded; (d) extraordinary gains and losses during such period shall be excluded; (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded; and (f) in the case of a successor to such Person by consolidation, amalgamation or merger or as a transferee of such Person's assets, any earnings of the successor entity prior to such consolidation, amalgamation, merger or transfer of assets shall be excluded.

            "Corporate Trust Office," with respect to the Trustee, means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office, at the date hereof, is located at 101 Barclay Street, New York, New York 10286 United States, Attn: Vanessa Mack.

            "Credit Facility" means the senior secured credit facilities effective as of November 7, 2000 by and among the Issuer, as borrower, CanWest, as guarantor, Canadian Imperial Bank of Commerce, as co-lead arranger, joint book runner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint book runner and administrative agent, Bank of America Canada, as arranger and documentation agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements or documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement and related documents or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders.

            "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from February 28, 2001 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

            "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, the EBITDA of such Person and the Restricted Subsidiaries from February 28, 2001 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

            "Default" means any condition or event that is, or with the passing of time or giving of any notice (or both) expressly required under Section 6.01 would be, an Event of Default.

            "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depositary by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

            "Designation Amount" means, in respect of any Restricted Subsidiary, an amount equal to the fair market value of the Issuer's aggregate Investment in such Restricted Subsidiary.

            "Disqualified Capital Stock" of any Person means any Capital Stock of such Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the Maturity Date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.20, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

            "DTC" means The Depository Trust Company, a New York corporation.

            "EBITDA" means, with respect to any Person and the Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (1) the Consolidated Net Income of such Person for such period; plus (2) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing such Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof; plus
(3) the Consolidated Interest Expense of such Person; provided, however, for purposes of this definition only, that dividends or distributions paid on Disqualified Capital Stock shall not be included in the definition of such Consolidated Interest Expense to the extent such dividends or distributions have not been included in the computation of such Consolidated Net Income for such period; plus (4) depreciation for such period on a consolidated basis for such Person and the Restricted Subsidiaries; plus (5) amortization of intangibles for such period on a consolidated basis for such Person and the Restricted Subsidiaries; plus (6) any other non-cash items reducing such Consolidated Net Income for such period (other than any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period); minus (b) all non-cash items increasing such Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period, and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, income from a particular Investment of such Person or the Restricted Subsidiaries shall be included only
(x) if cash income has been received by such Person or the Restricted Subsidiaries with respect to such Investment during the previous four fiscal quarters and only to the extent such cash income was received by such Person or the Restricted Subsidiary within 90 days of first receipt of such cash distribution in respect of such Investment by an Affiliate of such Person, or
(y) if the cash income derived from such Investment is attributable to Cash Equivalents.

            "Equity Offering" means an offering by CanWest or the Issuer of shares of its Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock; provided, however, that in the case of an Equity Offering by CanWest, the portion of the Net Proceeds necessary to redeem the Notes shall be reflected as equity on a balance sheet prepared in accordance with GAAP.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Exchange Notes" means (i) the 7-5/8% Series B Senior Notes due 2013 to be issued pursuant to this Indenture in exchange and in substitution for, and evidencing the same continuing indebtedness as, the Initial Notes in a registered exchange offer pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 7-5/8% Series B (or other series of) Senior Notes due 2013 to be issued in a registered exchange offer, in each case substantially in the form of Exhibit A.

            "Exchange Rate Agency Agreement" means an exchange rate agency agreement to be entered into by the Issuer and the Exchange Rate Agent.

            "Exchange Rate Agent" means The Bank of New York, or such other parties who may, from time to time, become party to an Exchange Rate Agency Agreement.

            "Existing Senior Subordinated Notes" means (i) U.S.$425,000,000 aggregate principal amount of the Issuer's 10-5/8% Senior Subordinated Notes due 2011 and (ii) Cdn.$60,724,000 aggregate principal amount of the Issuer's 10-5/8% Senior Subordinated Notes due 2011, in each case issued under the Existing Senior Subordinated Notes Indenture (including all Exchange Notes, Private Exchange Notes and Additional Notes (as each such term is defined in the Existing Senior Subordinated Notes Indenture) which are issued from time to time, if any).

            "Existing Senior Subordinated Notes Indenture" means the indenture, dated May 17, 2001, by and among the Issuer, as issuer, the Subsidiaries of the Issuer who are a party thereto, as guarantors, and The Bank of New York, as trustee, under which the Existing Senior Subordinated Notes were issued, as amended, supplemented, exchanged or restated from time to time.

            "Existing Senior Subordinated Notes Issue Date" means May 17, 2001.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith, whose determination shall be con-clusive and shall be evidenced by a resolution of the Board of Directors of the Issuer delivered to the Trustee.

            "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in or generated or derived from operations located in jurisdictions outside Canada and the United States.

            "GAAP" means generally accepted accounting principles consistently applied as in effect in Canada on the Issue Date.

            "Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or a specific payment of principal or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt.

            "Guarantee" means the guarantee by each Guarantor of the obligations of the Issuer with respect to the Notes.

            "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

            "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person outstanding under (a) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (b) any other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Holding Company Notes" means the subordinated notes of Holding Company Notes Issuer described in the Offering Memorandum.

            "Holding Company Notes Issuer" means 3815668 Canada Inc., a corporation formed under the federal laws of Canada, all of the outstanding voting securities of which are owned, directly or indirectly, by CanWest.

            "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; provided, further, that Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary shall be deemed to have been incurred by such Person at the time such Person becomes such a Restricted Subsidiary.

            "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (1) any Capitalized Lease Obligations of such Person; (2) obligations secured by a Lien to which any Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; provided that, for the purposes of determining the amount of Indebtedness described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the fair market value for such Property; (3) guarantees of Indebtedness of other Persons which would be included within this definition for such other Persons (whether or not such items would appear on the balance sheet of the guarantor); (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof; (6) obligations of any such Person under any Hedging Obligations applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP); and (7) obligations under the CMI Notes Indenture, regardless of whether such obligations are reflected as liabilities or equity on a balance sheet prepared in accordance with GAAP; provided that if such obligations are reflected as equity on a balance sheet in accordance with GAAP, than such obligations shall be deemed Indebtedness only for purposes of Section 4.06 but not for purposes of the definition of Consolidated Leverage Ratio. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (2) Indebtedness shall not include any liability for federal, state, provincial, territorial, regional, municipal, local or other taxes and (3) the amount of any Indebtedness secured by a Lien under the terms of which the recourse of the Person to which such Indebtedness is owed is limited to the Property secured by such Lien shall be the lesser of
(a) the amount of such Indebtedness otherwise determined in accordance with the foregoing and (b) the fair market value, at the time of determination, of the Property subject to such Lien. For the avoidance of doubt, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Financial Advisor" means an investment banking firm of national reputation in the United States or Canada which, in the judgment of the majority of the disinterested members of the Board of Directors of the Issuer, is independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" means the U.S.$200,000,000 in aggregate principal amount of the Issuer's 7-5/8% Senior Notes due 2013 issued on the Issue Date.

            "Initial Purchasers" means Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's and S&P, respectively.

            "Investments" means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities (other than the purchase of the Notes pursuant to Sections 4.09 and 4.20) of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (b) the repurchase of securities of any Person by such Person. For the purposes of Section 4.08, (1) Investments shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment reduced by the payment of distributions in cash or Cash Equivalents which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Restricted Subsidiary shall have ceased to be a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means April 3, 2003, the date the Initial Notes are first issued by the Issuer and authenticated by the Trustee under this Indenture.

            "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

            "Issuer Request" means any written request signed in the name of the Issuer by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

            "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease that is not a Capitalized Lease Obligation or Sale and Lease-Back Transaction be deemed to constitute a Lien.

            "Maturity Date" means April 15, 2013.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

            "Net Proceeds" means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of all expenses (including, without limitation, finders' fees, brokers' fees, attorneys' fees, accountants' fees and consultants' fees), commissions and the like incurred in connection therewith and net of all taxes paid or payable or as a result thereof, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Issuer which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to such holders in connection therewith on account of fractional shares or otherwise and less all expenses incurred by such Person in connection therewith).

            "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

            "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

            "Notes" means the Notes and any Additional Notes, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. For the purposes of this Indenture, all Notes shall vote and consent together on all matters (as to which such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

            "Offering Memorandum" means the offering memorandum dated March 31, 2003 pursuant to which the Notes were initially offered.

            "Offering" means the offering of the Notes as described in the Offering Memorandum.

            "Officer," with respect to any Person (other than the Trustee), means the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person, as the case may be.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee including the statements required by
Section 12.05 and delivered to the Trustee.

            "Permitted Asset Swap" means, with respect to any Person, a substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of the aforementioned Person.

            "Permitted Indebtedness" means

            (a) Indebtedness of the Issuer or any of the Restricted Subsidiaries arising under or in connection with the Credit Facility in an aggregate principal amount outstanding at any time (without duplication) not to exceed $3.1 billion, less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been perma-nently reduced) or scheduled payments actually made thereunder (which $3.1 billion has been effectively reduced by operation of the preceding language to $2.2 billion);

            (b) Indebtedness under the Notes (other than Additional Notes) issued on the Issue Date, this Indenture, the Guarantees, the Existing Senior Subordinated Notes, the guarantees of the Existing Senior Subordinated Notes and the Existing Senior Subordinated Notes Indenture;

            (c) Indebtedness of the Issuer to the Holding Company Notes Issuer in a principal amount not to exceed $702.5 million after giving effect to the use of proceeds from the sale of the Notes; provided, that in no event shall the aggregate principal amount of all Indebtedness incurred in reliance on this clause (c) that is outstanding at any one time exceed the aggregate principal amount of Holding Company Notes outstanding at such time;

            (d) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date and that is permitted to exist under the Existing Senior Subordinated Notes Indenture reduced by the amount of any mandatory prepayments (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced), permanent reductions or scheduled payments actually made thereunder;

            (e) Indebtedness of the Issuer to any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and Indebtedness of any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor to the Issuer or another Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor, in each case subject to no Lien held by a Person other than the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor; provided, however, that:

                  (i) (1) if the Issuer is the obligor on such Indebtedness or
            (2) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to the Issuer or another Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Issuer, or the Guarantee of such Guarantor, in the case of a Guarantor;

                  (ii) if as of any date any Person other than the Issuer or a
            Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor is owed any such Indebtedness or if as of any date any Person other than the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor holds a Lien on any Property of the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor in respect of such Indebtedness, such date will be deemed to be the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

                  (iii) nothing in this subclause (e) shall be construed to
            prohibit any transaction, the prohibition of which, by operation of this definition, would violate the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant in the Existing Senior Subordinated Notes Indenture or the indenture governing the Holding Company Notes;

            (f) Purchase Money Indebtedness and Capitalized Lease Obligations which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of consolidated tangible assets of the Issuer and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

            (g) Indebtedness under any letter of credit, bankers' acceptance or similar credit transaction in an amount not to exceed $10.0 million at any one time outstanding incurred in the ordinary course of business;

            (h) the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Issuer or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to

                  (1) interest rate risk, the notional principal amount of such
            Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

                  (2) currency risk, such Hedging Obligation does not increase the Indebtedness of the Issuer and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (i) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of such Foreign Restricted Subsidiaries outstanding on the date of such incurrence, does not exceed $25.0 million (or the foreign currency denominated equivalent thereof);

            (j) Indebtedness of the Issuer or any of the Restricted Subsidiaries represented by surety or performance bonds or similar obligations provided by the Issuer or any such Restricted Subsidiary in the ordinary course of business;

            (k) Indebtedness of the Issuer or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

            (l) Refinancing Indebtedness; and

            (m) additional Indebtedness of the Issuer or any of the Restricted Subsidiaries not to exceed $75.0 million in aggregate principal amount at any one time outstanding.

            "Permitted Investments" means Investments made on or after the Issue Date consisting of:

            (a) Investments by the Issuer, or by a Restricted Subsidiary, in the Issuer, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor;

            (b) Investments by the Issuer, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (1) such Person becomes a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor or
      (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Issuer, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor;

            (c) Investments in cash and Cash Equivalents;

            (d) an Investment that is made by the Issuer or a Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Issuer or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.09;

            (e) Capital Stock, obligations, securities or other Property received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

            (f) payroll, travel and similar advances made in the ordinary course of business for a bona fide business purpose by the Issuer or any Restricted Subsidiary to employees of the Issuer or any such Restricted Subsidiary, as the case may be; provided that such advances are for items expected at the time of such advances to be treated as expenses for accounting purposes;

            (g) loans or advances made in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries to employees of the Issuer or any such Restricted Subsidiary in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;

            (h) securities or other property received from another Person by the Issuer or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of any debt or a reorganization of such Person or as a result of a foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other Property of such Person held by the Issuer or any Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Issuer or any of the Restricted Subsidiaries that were created in accordance with the terms of this Indenture;

            (i) lease, utility and other similar deposits made in the ordinary course of business;

            (j) any Investment existing on the Issue Date that is permitted to exist under the Existing Senior Subordinated Notes Indenture;

            (k) Hedging Obligations entered into in the ordinary course of the Issuer's or any Restricted Subsidiary's business and not for speculative purposes;

            (l) any acquisition (including by way of merger, consolidation or amalgamation) of assets or equity interests in exchange solely for Capital Stock (other than Disqualified Capital Stock) of the Issuer that otherwise complies with the terms of this Indenture; and

            (m) additional Investments not to exceed $75.0 million at any one time outstanding;

provided, that nothing in the subclauses (a) and (b) above shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant in the Existing Senior Subordinated Notes Indenture or the indenture governing the Holding Company Notes.

            "Permitted Liens" means:

            (a) Liens on Property of, or any shares of Capital Stock of, or otherwise in respect of Acquired Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into or amalgamated with the Issuer or any of the Restricted Subsidiaries; provided that such Liens (1) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into or amalgamating with the Issuer or any of the Restricted Subsidiaries and (2) do not extend to or cover any Property or Capital Stock other than that of such Person at the time such Person becomes a Restricted Subsidiary or is merged into or amalgamated with the Issuer or any of the Restricted Subsidiaries;

            (b) Liens securing Indebtedness under the Credit Facility which Indebtedness is incurred pursuant to clause (a) of the definition of "Permitted Indebtedness";

            (c) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, Capital Stock or Indebtedness securing the Indebtedness so repurchased, redeemed, repaid, retired, defeased or otherwise acquired for value;

            (d) Liens in favor of the Issuer or any of the Restricted Subsidiaries;

            (e) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (1) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with the purchase or construction) of such Property, (2) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and
      (3) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

            (f) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens including, without limitation, those Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental and public statutory obligations arising in the ordinary course of business, in each case, which do not secure any Indebtedness and with respect to amounts that are not delinquent for more than 60 days or being contested diligently and in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (g) Liens for taxes, rates, assessments or governmental charges or levies that are not delinquent for more than 60 days or are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (h) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (f) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any Property other than that subject to the applicable underlying lease;

            (i) licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits, poles, wires and cables, reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or any interest therein) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities in respect of real property not interfering, individually or in the aggregate, in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (j) undetermined or inchoate encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, which relate to obligations not yet delinquent or if delinquent, the validity of which are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (k) title defects, encroachments or irregularities in title incurred in the ordinary course of business which are of a minor nature and which individually or in the aggregate do not interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (l) the right reserved to or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments (provided that such payments are not yet delinquent) as a condition to the continuance thereof so long as same do not individually or in the aggregate interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (m) subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements which do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (n) the rights of any co-owner, tenant, occupant or licensee under any lease, occupancy agreement or license which do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (o) security given to a public utility or any governmental entity when required by such utility or governmental entity in connection with the operations of that Person in the ordinary course of its business and any inchoate Lien for public utility charges not due as at the Issue Date;

            (p) Liens created by a judgment of a court of competent jurisdiction not resulting in a Default, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and in connection with such proceeding there has been secured a subsisting stay of execution pending such proceeding; provided that the aggregate amount of all such judgments (and any cash and the fair market value of any Property subject to such Liens) does not exceed $20.0 million at any time outstanding;

            (q) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement entered into in the ordinary course of business and permitted under this Indenture;

            (r) hypothecs reserved to landlords in relation to immovable property to the extent only of rental obligations owing under the lease agreement relating to any such immovable property and any unregistered Lien in favor of any lessor, licensor or permitter for rent to become due for other obligations or acts required under any lease permitted under this Indenture;

            (s) Liens and rights of setoff, combination of accounts and recoupments in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and Cash Equivalents in such account;

            (t) Liens securing Hedging Obligations permitted to be incurred under clause (h) of the definition of "Permitted Indebtedness";

            (u) any unregistered leases to which (i) subsection 70(2) of the Registry Act, R.S.O. 1990 applies (where there is actual possession under a lease which has a term not exceeding seven years) and (ii) paragraph 4 of subsection 44(l) of the Land Titles Act, R.S.O. 1999 applies (where there is actual possession under a lease which has a term yet to run of three years or less) or similar statutory provisions of any legal registry statute of any other relevant jurisdiction which, in each case, do not individually or in the aggregate, interfere in any material respect with the use of the property subject thereto for the conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

            (v) Liens existing on the Issue Date that are permitted to exist under the Existing Senior Subordinated Note Indenture;

            (w) Liens in favor of the Trustee for its benefit and the benefit of the Holders of the Notes;

            (x) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in reliance on clause (i) of the definition of "Permitted Indebtedness";

            (y) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million in the aggregate at any one time outstanding; and

            (z) any extensions, substitutions, replacements or renewals of the foregoing; provided that the Liens permitted by this clause (z) shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "Physical Notes" means Physical Notes in registered form in substantially the form set forth in Exhibit A.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "Private Exchange" shall have the meaning assigned thereto in the Registration Rights Agreement or in a registration rights agreement executed in connection with the issuance of Additional Notes, as applicable.

            "Private Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement or in a registration rights agreement executed in connection with the issuance of Additional Notes, as applicable.

            "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

            "Property" of any Person means all types of real, personal, movable, immovable, tangible, intangible or mixed property or other asset owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

            "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance all or any part of the cost (including the cost of construction, engineering, acquisition, installation, development or improvement) of any Property, the principal amount of which Indebtedness does not exceed the sum of (1) 100% of such cost and (2) reasonable fees and expenses of such Person incurred in connection therewith.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Rate(s) of Exchange" means the rate of exchange quoted by the Bank of Canada at its central foreign exchange desk in its head office in Toronto, Ontario at 12:00 noon (Toronto time) for the purchase of one currency with a different currency, or, for purposes of Section 12.16, for purchases of the Base Currency with the judgment currency other than the Base Currency and includes any premiums and costs of exchange payable.

            "Rating Agencies" means S&P and Moody's, or any successors to the respective rating agency business thereof.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

            "Refinancing Indebtedness" means Indebtedness that renews, replaces, defeases, refunds, refinances or extends any Indebtedness permitted to be incurred by the Issuer and the Restricted Subsidiaries or any of them pursuant to the terms of this Indenture, but only to the extent that (1) if the Indebtedness being refunded, refinanced, renewed, replaced, defeased or extended is subordinated in right of payment to the Notes, the Refinancing Indebt-edness is subordinated to the Notes to at least the same extent as the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended, (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended or (b) after the maturity date of the Notes, (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (4) such Refinancing Indebtedness is in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (a) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and (c) the amount of reasonable fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended.

            "Registration Rights Agreement" means the Senior Notes Registration Rights Agreement dated as of April 3, 2003 among the Issuer, the Guarantors and the Initial Purchasers.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" means any of the following:

            (a) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Issuer or any Restricted Subsidiary or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary) provided, that nothing in this subclause (a) shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant in the Existing Senior Subordinated Notes Indenture or the indenture governing the Holding Company Notes;

            (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any of the Restricted Subsidiaries (other than Capital Stock owned by the Issuer or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any options, warrants or other rights to purchase such Capital Stock;

            (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

            (d) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

            (e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Issuer therein; and

            (f) forgiveness of any Indebtedness of an Affiliate of the Issuer to the Issuer or a Restricted Subsidiary.

            For purposes of determining the amount of any such Restricted Payment, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            "Restricted Subsidiary" means a Subsidiary of the Issuer other than an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (1) the Issuer could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 and (2) no default or Event of Default shall have occurred and be continuing.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

            "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Significant Subsidiary" means any Restricted Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

            "Subsidiary" of any specified Person means any corporation, limited liability company, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (2) in the case of a limited liability company, partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

            "Taxes" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

            "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

            "Taxing Jurisdiction" means any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or a Guarantor, or any of such Person's successors, is organized or resident for tax purposes or conducts business, or from or through which payment is made.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

            "Trust Indenture Legislation" means, at any time, the provisions of
(i) the CBCA and the regulations thereunder, (ii) the Business Corporations Act (Ontario) and the regulations thereunder, (iii) the Company Act (British Columbia) and the regulations thereunder and (iv) the TIA and regulations thereunder, in each case, relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

            "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter "Trustee" shall refer instead to such successor.

            "Unrestricted Subsidiary" means (1) any Subsidiary of an Unrestricted Subsidiary and (2) any Subsidiary of the Issuer which is designated (a "Designation") as of or after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Issuer; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary after the Issue Date only if (a) such Designation is in compliance with Section 4.08; (b) no Default or Event of Default has occurred and is continuing or results therefrom; and (c) neither the Issuer nor any Restricted Subsidiary will at any time

            (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

            (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary,

      or

            (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except (A) in the case of clause (i) or (ii) to the extent

            (x) that the Issuer or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.06, and

            (y) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.08; and

(B) in the case of clause (i) or (ii) in respect of guarantees and letters of credit existing on the Existing Senior Subordinated Notes Issue Date extended to Unrestricted Subsidiaries or other third parties and described in the Offering Memorandum under the heading "Description of Credit Facility and Other Indebtedness -- Other Indebtedness."

            The Trustee shall be given prompt written notice by the Issuer of each resolution adopted by the Board of Directors of the Issuer under this provision, together with a copy of each such resolution adopted.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Issuer.

Section 1.02. Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

Term                                                               Defined in Section
----                                                               ------------------
"Additional Amounts".............................................          4.25
"Affiliate Transaction"..........................................          4.10
"Base Currency"..................................................          12.16
"Business Day"...................................................          12.07
"Change of Control Offer"........................................          4.20
"Change of Control Payment Date".................................          4.20

"Change of Control Purchase Price"...............................          4.20
"Clearstream"....................................................          2.16(a)
"Co-Trustee".....................................................          7.10
"Covenant Defeasance"............................................          9.03
"Custodian"......................................................          6.01
"Documentary Taxes" .............................................          4.25
"DTC Agent Members"..............................................          2.16(a)
"DTC Holders"....................................................          2.04
"Euroclear"......................................................          2.16(a)
"Event of Default"...............................................          6.01
"Excess Proceeds Offer"..........................................          4.09
"Excess Proceeds Payment Date"...................................          4.09
"Excluded Holder"................................................          4.25
"Global Notes"...................................................          2.16(a)
"Guarantor Bankruptcy Proceeding"................................          11.07
"judgment currency"..............................................          12.16
"Legal Defeasance"...............................................          9.02
"Legal Holiday"..................................................          12.07
"Other Indebtedness".............................................          4.09
"Other Notes"....................................................          2.02
"Paying Agent"...................................................          2.04
"Process Agent"..................................................          12.09
"Register".......................................................          2.04
"Registrar"......................................................          2.04
"Regulation S Global Note".......................................          2.16(a)
"Regulation S Notes".............................................          2.02
"Restricted Global Note".........................................          2.16(a)
"Restricted Period"..............................................          2.16(f)
"Rule 144A Notes"................................................          2.02
"Suspended Covenants"............................................          4.24

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the United States Securities and Exchange Commission.

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder or Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means a Trustee.

            "obligor on the indenture securities" means the Issuer or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) words used herein implying any gender shall apply to every gender;

            (6) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof;

            (7) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection; and

            (8) "U.S. Dollars," "United States Dollars," and "U.S.$" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and "Cdn.$" and "$" each refer to Canadian Dollars, or such other money of Canada that at the time of payment is legal tender for payment of public and private debts.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. Amount of Notes.

            The Trustee shall authenticate a series of Initial Notes for original issue on the Issue Date in the aggregate principal amount of U.S.$200,000,000 upon a written order of the Issuer substantially in the form set forth in Exhibit H hereto. In addition, the Trustee or an authenticating agent shall, upon receipt of a written order of the Issuer in the form of an Officer's Certificate of the Issuer, authenticate Additional Notes in accordance with Section 2.19; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with the authentication of such Additional Notes. Such written order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to
Section 2.19, such Officer's Certificate of the Issuer shall certify that such issuance will not be prohibited by Section 4.06.

            Upon receipt of an Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed U.S.$200,000,000 for issuance in substitution for, and evidencing the same continuing indebtedness as, the Initial Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

Section 2.02. Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. Any Additional Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (the "Rule 144A Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by the Restricted Global Note, or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note bearing the Private Placement Legend. Each Note shall be dated the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit G hereto.

            The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, any Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

Section 2.03. Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless, provided that such signature may be verified by an incumbency certificate.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

            The Notes shall be issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof.

Section 2.04. Registrar and Paying Agent.

            The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register (the "Register") of the Notes and of their transfer and exchange. The Trustee is hereby initially appointed registrar for purposes of registering Notes and transfers of Notes as herein provided.

            The Issuer shall also maintain an office or agency in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment (the "Paying Agent"). Neither the Issuer nor any Affiliate thereof may act as Paying Agent. The Issuer initially appoints the Trustee as the Paying Agent.

            The Issuer may have additional co-registrars and additional paying agents. The term "Paying Agent" includes any additional co-registrars and paying agents, respectively.

            The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or a Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

Section 2.05. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent or Trustee be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent in writing to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the applicable Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07. Transfer and Exchange.

            (a) Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a written request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such a transaction are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Registrar may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09, 4.20 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

            (b) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            (c) Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. securities laws.

            (d) Except as expressly provided herein, neither the Trustee nor any Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any U.S. securities laws.

Section 2.08. Replacement Notes.

            If a mutilated Note is surrendered to a Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and the ownership thereof. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note (including any charges of the Trustee) and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Issuer.

Section 2.09. Outstanding Notes.

            The Notes outstanding at any time are all Notes that have been executed by the Issuer and authenticated by the Trustee except for (a) those canceled by a Trustee, (b) those delivered to the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore executed by the Issuer and authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

            If a Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be fully protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which at the time of determination a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, any other obligor or guarantor on the Notes or any of its Affiliates.

Section 2.11. Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and execute and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of canceled Notes in accordance with its standard disposition policies in effect at the time. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

            If the Issuer defaults on a payment of interest on the Notes, then the Issuer shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date and pro-vide the Trustee at least 20 days written notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Issuer shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Numbers.

            The Issuer in connection with the issuance of the Notes may use one or more "CUSIP" numbers, and if so, such CUSIP numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15. Deposit of Moneys.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent or the Trustee, as applicable, to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.16. Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes initially shall be represented by a note in registered, global form without interest coupons (the "Restricted Global Note"). Regulation S Notes initially shall be represented by a note in registered, global form without interest coupons (the

"Regulation S Global Note" and, together with the Restricted Global Note, the "Global Notes"). The Global Notes shall bear a legend as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC for credit to accounts of DTC Agent Members (as defined below) (or, in the case of the Regulation S Global Note, DTC Agent Members holding for Euroclear System ("Euroclear") and Clearstream, S.A. ("Clearstream")), (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit B with respect to the Restricted Global Note and Exhibit C with respect to the Regulation S Global Note.

            Neither members of, nor direct or indirect participants in, DTC ("DTC Agent Members") shall have any rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under the Global Notes, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and DTC Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to DTC, its successors or its nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of DTC and the provisions of Section
2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act or otherwise ceases to be eligible to be a depositary, (ii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes, (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes, or (iv) in the case of the Regulation S Note held for the accounts of Euroclear and Clearstream, Euroclear or Clearstream, as the case may be, is closed for 14 continuous days or announces an intention to cease or permanently ceases business. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall exe-cute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

            (f) On or prior to the 40th day after the later of the commencement of the Offerings and the Issue Date (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear and Clearstream, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person who the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including DTC Agent Members and Persons that may hold interests through DTC Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Rule 144A Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

            (i) the Registrar shall register the transfer of any Note constituting a Rule 144A Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after April 3, 2005 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or
      (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

            (ii) if the proposed transferor is a DTC Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with DTC's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Rule 144A Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is a DTC Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of written instructions given in accordance with the DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
      Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuer to such effect.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other writ-ten communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

Section 2.18. Computation of Interest.

            Except as otherwise specified within Section 2.18, interest on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months. For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

Section 2.19. Issuance of Additional Notes.

            The Issuer shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that any issuance of Additional Notes shall be on or before April 3, 2008; provided, further, that such issuance shall be made in compliance with Section 4.06; provided, further, that no Additional Notes may be authenticated and delivered in an aggregate principal amount of less than U.S.$25.0 million per issuance; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

            With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

            (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

            (4) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto.

                                   ARTICLE 3.

                                   REDEMPTION

Section 3.01. Notices to Trustee.

            If the Issuer elects to redeem Notes pursuant to paragraph 6 or 7 of the Notes, at least 60 days prior to the Redemption Date or such shorter period as the Trustee may agree to (which agreement shall not unreasonably be withheld), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 or 7 of the Notes, as appropriate. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to
Section 3.03.

Section 3.02. Selection by Trustee of Notes To Be Redeemed.

            In the event that fewer than all of the Notes of a series (all Notes being deemed to be a single series) are to be redeemed, the Trustee shall select the Notes of such series to be redeemed, if such Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided that if a partial redemption is made with the proceeds of an Equity Offering, selection of which series of Notes to be redeemed shall be made by the Issuer while selection of the Notes or portion thereof within a series for redemption shall be made by the Trustee on a pro rata basis to the extent practical, unless such a method is prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than U.S.$1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of U.S.$1,000 or whole integral multiples thereof. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

            The notice shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the redemption price and the amount of premium and accrued interest to be paid;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that unless the Issuer defaults in making the redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

            (7) the provision of paragraph 6 or 7 of the Notes pursuant to which the Notes called for redemption are being redeemed;

            (8) the aggregate principal amount of Notes that are being redeemed;

            (9) the CUSIP number, if any, printed on the Notes being redeemed;
      and

            (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Issuer's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense.

Section 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05. Deposit of Redemption Price.

            On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid because money sufficient to pay the redemption price shall not have been made available, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Notes.

            The Issuer shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or a Paying Agent holds on that date money designated for and sufficient to pay such installment.

            The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. Provision of Financial Statements and Other Information.

            (a) The Issuer shall furnish to the Holders, within the time periods specified in the Commission's rules and regulations but whether or not required by the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 20-F, 40-F and 6-K, as applicable, if the Issuer were required to file such Forms, or (ii) so long as (A) CanWest is required to file periodic reports with the Commission under the Exchange Act and is in compliance with such requirements and (B) the Issuer is required to make publicly available periodic reports at least quarterly and annually under applicable Canadian law and files such reports on the SEDAR(R) system or any successor system, then the Issuer may, in lieu of its obligation under clause (i) above, furnish to the Holders, within the time periods specified in the applicable rules and regulations, all such periodic reports so required to be made publicly available, including in the case of either clause (i) or clause (ii), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's chartered accountants; provided that such information may be prepared in accordance with GAAP so long as it is reconciled to generally accepted accounting principles in the United States as permitted or required by the Commission for foreign private issuers.

            (b) For as long as the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) above will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

            (c) In the event clause (i) of paragraph (a) applies, whether or not required by the Commission, the Issuer shall file a copy of all of the information and reports referred to in paragraph (a) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing that does not contain all of the information required by the Commission's rules) and make such information available to prospective investors upon request. The Issuer will also furnish to Holders and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (d) At the Issuer's expense, the Issuer shall cause all reports and other information referred to in paragraphs (a), (b) and (c) above to be mailed to the Trustee and to the Noteholders at their addresses appearing in the Register within 15 days after they file them as required.

            (e) The Issuer shall, upon request, provide to any Noteholder or any prospective transferee of any such Noteholder any information concerning the Issuer (including financial statements) necessary in order to permit such Noteholder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Issuer shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuer or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuer within the meaning of Rule 144 under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

            The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

            (a) The Issuer shall deliver to the Trustee, on or before 105 days after the end of the Issuer's fiscal year (such fiscal year ending August 31) and on or before 60 days after the end of each of the first, second and third fiscal quarters in each such fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or inter-est, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

            (b) The annual financial statements delivered pursuant to Section
4.02 shall be accompanied by a written report addressed to the Trustee of the Issuer's independent accountants (who shall be a firm of established national reputation satisfactory to the Trustee) stating that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Issuer is taking or proposes to take within five Business Days of its becoming aware of such occurrence.

            (d) The Issuer will provide written notice to the Trustee of any change in its fiscal year.

Section 4.05. Taxes.

            The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Additional Indebtedness.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuer or any of the Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Issuer's Consolidated Leverage Ratio is less than 6.25 to 1; provided, further, that in no event shall the aggregate principal amount of all Indebtedness of the Issuer's Restricted Subsidiaries that are not also Guarantors incurred in reliance on this paragraph, when taken together (without duplication) with the aggregate principal amount of all Permitted Indebted-ness of the Issuer's Restricted Subsidiaries that are not also Guarantors, at any one time outstanding exceed $50.0 million.

            Notwithstanding the foregoing, the Issuer and the Restricted Subsidiaries may incur Permitted Indebtedness; provided that such Person will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes; provided, further, that in no event shall the aggregate principal amount of all Permitted Indebtedness of the Issuer's Restricted Subsidiaries that are not also Guarantors, when taken together (without duplication) with the aggregate principal amount of all Indebtedness of the Issuer's Restricted Subsidiaries that are not also Guarantors incurred in reliance on the immediately preceding paragraph, at any one time outstanding exceed $50.0 million.

            The Issuer shall not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer unless such Indebtedness is also by its terms (or on the terms of any agreement governing such Indebtedness) subordinated to the Notes to the same extent as such Indebtedness is subordinated to such other Indebtedness of the Issuer.

            No Guarantor will, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or on the terms of any agreement governing such Indebtedness) subordinated to the Guarantee of such Guarantor to the same extent as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

            Notwithstanding any other provision of this Section 4.06, the accrual of interest, accretion of accreted value of discount Indebtedness and payments of interest in the form of additional subordinated Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.06, and the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

            For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this Section 4.06, the Issuer shall, in its sole discretion at the time such Indebtedness is incurred, classify, and may from time to time reclassify, such Indebtedness (or part thereof) in any manner that complies with this Section 4.06 and such Indebtedness (or part thereof) shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and such Indebtedness may be divided and classified in more than one of such classifications.

Section 4.07. Limitation on Capital Stock of Restricted Subsidiaries.

            The Issuer shall not

            (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

            (2) permit any Restricted Subsidiary to issue any Capital Stock, unless after giving effect thereto the Issuer's percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to its percentage interest prior thereto and such issuance is otherwise permitted under this Indenture.

The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.09 (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Issuer or any of the Restricted Subsidiaries, such Asset Sale must also comply with Section 4.08) or the issuance of Disqualified Capital Stock in compliance with Section 4.16.

Section 4.08. Limitation on Restricted Payments.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

            (b) immediately after giving pro forma effect to such Restricted Payment, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; and

            (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Existing Senior Subordinated Notes Issue Date does not exceed the sum of (1) 100% of the Issuer's Cumulative EBITDA minus 1.4 times the Issuer's Cumulative Consolidated Interest Expense; plus (2) 100% of the aggregate Net Proceeds received by the Issuer from the issue or sale after the Existing Senior Subordinated Notes Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Issuer issued to any Subsidiary of the Issuer) of the Issuer or any Indebtedness or other securities of the Issuer convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Issuer which have been so converted, exercised or exchanged, as the case may be; plus (3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by the Issuer from any equity contribution from a holder of the Issuer's Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes or the Existing Senior Subordinated Notes; plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Existing Senior Subordinated Notes Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and
      (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment; plus (5) so long as the Designation Amount thereof was treated as a Restricted Payment made after the Existing Senior Subordinated Notes Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Existing Senior Subordinated Notes Issue Date in accordance with the provisions of this Indenture, the Issuer's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its designation). For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            The provisions of this Section 4.08 shall not prohibit

            (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

            (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Issuer or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Issuer (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Capital Stock of the Issuer (other than Disqualified Capital Stock); provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares or Indebtedness is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

            (3) the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value of the Existing Senior Subordinated Notes;

            (4) the repurchase, redemption, repayment, retirement, defeasance or other acquisition of indebtedness outstanding under the CMI Notes Indenture solely to the extent that such transaction is funded with the net proceeds, after deduction of all related fees and expenses, from the sale, lease, conveyance, disposition or other transfer of Property of or Capital Stock issued by any of TV4 Network Limited, TV3 Network Services Limited, CanWest NZ Radio Holdings Limited, Ulster Television plc, CanWest Grenada Media Holdings Limited, SBS Broadcasting S.A. or any of their Subsidiaries;

            (5) the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value of Indebtedness of the Issuer subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Issuer (other than any Indebtedness owed to a Subsidiary) that is Refinancing Indebtedness;

            (6) the retirement of any shares of Disqualified Capital Stock of the Issuer by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Issuer, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Disqualified Capital Stock of the Issuer; provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

            (7) so long as no Default or Event of Default shall have occurred and be continuing, at the time of or immediately after giving effect to such payment, the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value by the Issuer or any of the Restricted Subsidiaries of, or loans, advances, dividends or distributions to Holding Company Notes Issuer or CanWest to the extent necessary to enable Holding Company Notes Issuer or CanWest, as the case may be, to repurchase, redeem, repay, retire, defease or otherwise acquire, shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of CanWest, the Issuer or the Restricted Subsidiaries upon the death, disability, retirement or termination of employment of such current or former officers, directors or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued; provided that the aggregate cash consideration paid or distributions or payments made pursuant to this clause (7) shall not exceed $5.0 million in any fiscal year (excluding for purposes of calculating such amount during any fiscal year an amount equal to the aggregate amount of repaid loans by the Issuer or the Restricted Subsidiaries incurred by directors, officers or employees to finance the purchase of Capital Stock (other than Disqualified Capital Stock));

            (8) the payment of an annual fee of up to $6.0 million, pursuant to the Management Services Agreement with the Ravelston Corporation Limited as in effect on the Existing Senior Subordinated Notes Issue Date and the reimbursement of reasonable expenses pursuant thereto and the payment of a termination fee in an aggregate amount not to exceed $45.0 million in connection with, but only upon, the termination of such Management Services Agreement;

            (9) distributions to Holding Company Notes Issuer solely for the purpose of enabling Holding Company Notes Issuer to pay its reasonable operating and administrative expenses (including professional fees and expenses) and franchise taxes, the amount of which distributions in any fiscal year will not exceed $1.0 million;

            (10) distributions to CanWest, 3815668 Canada Inc. or to former holders of shares of CBL, other than CanWest or its Affiliates solely for the purpose of redeeming securities of CanWest issued in exchange therefor from such former holders in an aggregate amount not to exceed the amount of proceeds to the Issuer from the sale of television station CKVU (Vancouver); and

            (11) other Restricted Payments in an amount not to exceed $75.0 million in the aggregate;

provided that in any calculation of the aggregate amount of Restricted Payments made subsequent to the Existing Senior Subordinated Notes Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) and (3) shall be included in such calculation.

Section 4.09. Limitation on Certain Asset Sales.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless

            (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

            (2) not less than 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents except to the extent such Asset Sale constitutes a Permitted Asset Swap; provided, however, that the amount of any (a) Indebtedness of the Issuer or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Issuer and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Issuer or the applicable Restricted Subsidiary and (b) notes or other similar obligations received by the Issuer or a Restricted Subsidiary from such transferee that are converted, sold or exchanged within 60 days of the related Asset Sale by the Issuer or a Restricted Subsidiary for cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Issuer or a Restricted Subsidiary; and

            (3) the Asset Sale Proceeds received by the Issuer or such Restricted Subsidiary are applied (a) to the extent the Issuer or such Restricted Subsidiary, as the case may be, elects, or is required to prepay, repay or purchase indebtedness outstanding under the Credit Facility within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; or (b) to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Issuer elects, to an investment in Property (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person) in compliance with Section 4.12; provided that (i) such investment occurs or the Issuer or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 365 days following receipt of such Asset Sale Proceeds; and (ii) Asset Sale Proceeds so contractually committed are so applied within 545 days following the receipt of such Asset Sale Proceeds; and (c) if on such 365th day in the case of clauses (3)(a) and (3)(b)(i) or on such 545th day in the case of clause (3)(b)(ii) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25.0 million, the Issuer shall apply an amount equal to the Available Asset Sale Proceeds to an offer, on a pro rata basis according to principal amount, to repurchase the Notes and any other Indebtedness (including, without limitation, the Holding Company Notes) ("Other Indebtedness") that is not, by its terms, expressly subordinated in right of payment to the Notes and the terms of which require an offer to purchase such other Indebtedness with proceeds from the Asset Sale, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (an "Excess Proceeds Offer"). Pending the final application of any such Available Asset Sale Proceeds, the Issuer or any such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility (including by way of cash collateralized letters of credit), if any, or otherwise invest such Available Asset Sale Proceeds in Cash Equivalents. If an Excess Proceeds Offer is not fully subscribed, the Issuer may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and use such portion for general corporate purposes or otherwise, at its sole discretion, and the amount of Available Asset Sale Proceeds shall be reset to zero.

            If the Issuer is required to make an Excess Proceeds Offer, the Issuer shall mail, within 30 days following the date specified in clause (3)(c) above, a notice to the Holders of Notes stating:

            (a) that the Excess Proceeds Offer is being made pursuant to this
      Section 4.09;

            (b) that the Holders of Notes have the right to require the Issuer to apply the Available Asset Sale Proceeds to make an offer to repurchase such Notes and the Other Indebtedness, to the extent required by the terms thereof, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed (the "Excess Proceeds Payment Date");

            (c) that any Note (or portion thereof) not tendered will continue to accrue interest;

            (d) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

            (e) the aggregate principal amount of Other Indebtedness that will also receive an Excess Proceeds Offer;

            (f) that Holders of Notes accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to the close of business on the New York Business Day preceding the Excess Proceeds Payment Date;

            (g) that Holders of Notes will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third New York Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of Notes, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (h) that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (i) any other procedures that a Holder of Notes must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

            (j) the name and address of the Paying Agent.

            In the event of the transfer of substantially all of the property and assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.09, and shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale.

            For purposes of this Section 4.09, proceeds which are deposited in escrow or are placed in trust shall not be considered to have been received by the Issuer unless and until such time as such proceeds are released to the Issuer from such escrow or trust.

            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.09 by virtue thereof.

Section 4.10. Limitation on Transactions with Affiliates.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify in any material respect the terms of any Affiliate Transaction entered into prior to or on the Issue Date, if the terms of such Affiliate Transaction after giving effect to such extension, renewal, replacement, waiver or other modification, taken as a whole, are more disadvantageous to the Holders of Notes in any material respect than the original agreement as in effect on the Issue Date unless (1) such Affiliate Transaction is between or among the Issuer, one or more of its Wholly Owned Subsidiaries, and/or one or more of the Restricted Subsidiaries that are also Guarantors; or (2) the terms of such Affiliate Transaction are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could reasonably be expected to be obtained by the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

            In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $10.0 million which is not permitted under clause (1) above, the Issuer must obtain a resolution of the majority of the disinterested members of the Board of Directors of the Issuer certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $40.0 million which is not permitted under clause (1) above, the Issuer must obtain a favorable written opinion as to the fairness, from a financial point of view, of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

            The foregoing provisions shall not apply to

            (1) any Restricted Payment that is not prohibited by the provisions described in Section 4.08;

            (2) any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date and described in the Offering Memorandum and that was entered into or amended in compliance with or otherwise permitted to exist under the Existing Senior Subordinated Notes Indenture;

            (3) reasonable fees and compensation paid to, and any indemnity provided to or on behalf of, any officers, directors or employees of the Issuer or any Affiliate of the Issuer or of such officers, directors or employees as determined in good faith by the Issuer's Board of Directors or senior management thereof;

            (4) any transaction between the Issuer or any of the Restricted Subsidiaries and their Affiliates involving ordinary course investment banking, commercial banking or related activities;

            (5) any transaction with any Affiliate solely in its capacity as a holder of Indebtedness or Capital Stock of the Issuer or any of its Subsidiaries where such Affiliate is treated no more favorably than holders of such Indebtedness or such Capital Stock generally;

            (6) transactions between or among the Issuer or any Restricted Subsidiary, on the one hand, and any other Person controlled by (as such term is defined in the definition of "Affiliate") the Issuer, on the other hand, so long as (a) at least 25% of the voting securities of such other Person are beneficially owned by Persons other than the Issuer or any Affiliate thereof, (b) there exists no other substantial business relationship between the Issuer and its Affiliates and the Persons who beneficially own at least 25% of the voting securities of such other Person referred to in clause (a) above, other than the transactions in question, and no such other business relationship is reasonably expected and (c) no portion of the remaining interest in such other Person is owned by a Person that controls (as such term is defined in the definition of "Affiliate") the Issuer, or between or among such Subsidiaries or Persons;

            (7) any transaction permitted by the provisions described under
      Section 5.01; and

            (8) any transaction, the prohibition of which, by operation of this covenant, would violate the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant in the Existing Senior Subordinated Notes Indenture or the indenture governing the Holding Company Notes.

Section 4.11. Limitation on Liens.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property of the Issuer or any of the Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary which owns Property, now owned or hereafter acquired, without making, or causing the Restricted Subsidiary to make, effective provision for securing the Notes or, with respect to Liens on any Guarantor's Property, the Guarantee of such Guarantor; and

            (1) if such Lien (other than a Permitted Lien) secures Indebtedness which is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to Holders of Notes or the Guarantee of such Guarantor, as the case may be, to the same extent as such Indebtedness is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be; and

            (2) in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, is equally and ratably secured.

Section 4.12. Limitation on Conduct of Business.

            The Issuer shall not, and shall not permit the Restricted Subsidiaries to, engage in any businesses which are not the same as or similar, related, complementary or ancillary to the Communications Business.

Section 4.13. Limitation of Guarantees by Restricted Subsidiaries.

            Except in respect of guarantees in effect on the Issue Date and permitted to exist under the Existing Senior Subordinated Notes Indenture and described in the Offering Memorandum under the heading "Description of Credit Facility and Other Indebtedness -- Senior Subordinated Notes due 2011," the Issuer shall not permit any of the Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer, unless, in any such case

            (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a Guarantee by such Restricted Subsidiary; and

            (2) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes.

            Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of Notes, upon

            (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

            (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of a controlling interest in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

                  (a) such sale or disposition of such controlling interest or assets is otherwise in compliance with the terms of this Indenture; and

                  (b) such assumption, guarantee or other liability of such
            Restricted Subsidiary has been released by the Holders of the other Indebtedness so guaranteed.

Section 4.14. Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits; (b) repay any Indebtedness or any other obligation owed to the Issuer or any Restricted Subsidiary; (c) make loans or advances or capital contributions to the Issuer or any of the Restricted Subsidiaries; or
(d) transfer any of its Properties or assets to the Issuer or any of the Restricted Subsidiaries, except in respect of any of (a) through (d) above for such encumbrances or restrictions existing under or by reason of (1) encumbrances or restrictions existing on the Issue Date that were created in compliance with or otherwise permitted to exist under the Existing Senior Subordinated Notes Indenture, to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (2) this Indenture, the Notes and the Guarantees, (3) applicable law or any applicable rule, regulation or order, (4) any encumbrance or restriction existing under the Credit Facility, (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person (including any Subsidiary of the Person), so acquired, (6) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business, (7) Refinancing Indebtedness; provided that such restrictions are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended refinanced, renewed, replaced, defeased or refunded, (8) customary restrictions in security agreements or mortgages securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (9) in the case of clause (d) only, any encumbrance or restriction pursuant to an agreement for Purchase Money Indebtedness that is permitted to be outstanding under Section 4.06, or (10) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary.

Section 4.15. Limitation on Sale and Lease-Back Transactions.

            The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

            (1) the Issuer or such Restricted Subsidiary, as applicable, could have

                  (a) incurred Indebtedness (other than Permitted Indebtedness)
            in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 4.06; and

                  (b) incurred a Lien to secure such Indebtedness pursuant to
            Section 4.11;

            (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

            (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.09.

Section 4.16. Limitation on Disqualified Capital Stock of Restricted
              Subsidiaries.

            The Issuer shall not permit any of the Restricted Subsidiaries to issue any Disqualified Capital Stock (except Disqualified Capital Stock issued to the Issuer or a Wholly Owned Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly Owned Subsidiary of the Issuer) to hold any such Disqualified Capital Stock unless the Issuer or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Disqualified Capital Stock to be issued.

Section 4.17. Limitation on Creation of Subsidiaries.

            The Issuer shall not create or acquire, and shall not permit any of the Restricted Subsidiaries to create or acquire, any Subsidiary other than

            (1) a Restricted Subsidiary existing as of the Issue Date;

            (2) a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary must execute a Guarantee, reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may reasonably require, including, without limitation, a supplement or amendment to this Indenture and Opinions of Counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor, if and to the extent required by
      Section 4.13; or

            (3) an Unrestricted Subsidiary.

Section 4.18. Payments for Consent.

            The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 4.19. Legal Existence.

            Subject to Article 5 of this Indenture, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.20. Change of Control Offer.

            Upon the occurrence of a Change of Control, the Issuer shall make an offer to purchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

            Within 30 days of the occurrence of a Change of Control, the Issuer shall (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service and by way of a press release issued on Canada Newswire or similar business news services in the United States and Canada and
(2) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating

            (a) that the Change of Control Offer is being made pursuant to this
      Section 4.20 and that all Notes tendered will be accepted for payment;

            (b) the Change of Control Purchase Price and the purchase date (which shall be a New York Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

            (c) that any Note (or portion thereof) not tendered will continue to accrue interest;

            (d) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes (or portion thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to the close of business on the New York Business Day preceding the Change of Control Payment Date;

            (f) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third New York Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (h) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (i) the name and address of the Paying Agent.

            On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to each relevant Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of U.S.$1,000 and integral multiples thereof.

            Further, (A) if the Issuer or any Restricted Subsidiary thereof has issued any outstanding (1) Indebtedness that is, by its terms, subordinated in right of payment to the Notes or the Guarantees or (2) Preferred Stock, and the Issuer or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Indebtedness or Preferred Stock in the event of a Change of Control, the Issuer shall not consummate any such offer or distribution with respect to such Indebtedness or Preferred Stock until such time as the Issuer shall have paid the Change of Control Purchase Price in full to the Holders that have accepted the Issuer's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders and (B) the Issuer will not issue Indebtedness (not including, for greater certainty, any Acquired Indebtedness) that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under this Indenture.

            The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.20, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 6.01 by virtue thereof.

Section 4.21. Maintenance of Office or Agency.

            The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

            The Issuer hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Issuer.

Section 4.22. Maintenance of Properties; Insurance; Books and Records;
              Compliance with Law.

            (a) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.22 shall prevent the Issuer or any of the Restricted Subsidiaries from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Board of Directors of the Issuer or the Board of Directors of such Restricted Subsidiary, desirable in the conduct of its business and is not disadvantageous in any material respect to the Holders.

            (b) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

            (c) The Issuer shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer and each Subsidiary of the Issuer, in accordance with GAAP consistently applied to the Issuer and its Subsidiaries taken as a whole.

            (d) The Issuer shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, assets or financial condition of the Issuer and its Subsidiaries taken as a whole.

Section 4.23. Further Assurance to the Trustee.

            The Issuer shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.24. Suspension of Certain Covenants if Securities Rated Investment
              Grade.

            Notwithstanding any other provision of this Indenture, during any period of time that (i) the ratings assigned to the Notes by both of the U.S. Rating Agencies are Investment Grade Ratings and (ii) no Default has occurred and is continuing hereunder, the Issuer and the Restricted Subsidiaries shall not be subject to the provisions of Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.15,
4.16 and clause (3) of 5.01 (collectively, the "Suspended Covenants"). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to such Notes below the required Investment Grade Ratings, then the Issuer and each of the Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) shall thereafter again be subject to the Suspended Covenants for the benefit of such Notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of Section 4.08 as if such section had been in effect during the entire period of time from the date of this Indenture.

Section 4.25. Payment of Additional Amounts.

            All payments made by the Issuer under or with respect to the Notes or any Guarantor with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless required under the laws of any Taxing Jurisdiction or by the interpretation or administration thereof. If the Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or a Guarantee, the Issuer or such Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction (including any deduction or withholding in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (to the extent any of the following exceptions apply, an "Excluded Holder") (i) with which the Issuer or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) that is subject to the Taxes at issue by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of such Notes or the receipt of payments thereunder, (iii) that presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iv) that failed duly and timely to comply with a timely request of the Issuer to provide information, documents or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with the relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iv), (v) on account of any estate, inheritance, gift, sales, transfer or any Tax similar to any of the foregoing Taxes, other than Documentary Taxes (as defined below), (vi) that is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Notes directly (but only if there is no material cost or expense associated with transferring such Notes to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner or (vii) any combination of the foregoing numbered clauses of this proviso. The Issuer and the Guarantors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer and the Guarantors will furnish to the Trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidenc-ing such payment by the Issuer or any such Guarantor in such form as is provided in the normal course by the Taxing Authority imposing such Taxes and as is reasonably available to the Issuer or any such Guarantor, as the case may be. The Trustee shall make such evidence available upon the written request of any Holder of Notes that are outstanding on the date of any such withholding or deduction.

            The Issuer and the Guarantors shall indemnify and hold harmless each Holder (other than an Excluded Holder) and the Trustee and, upon written request of any Holder (other than an Excluded Holder) or the Trustee, reimburse such Holder or the Trustee, as the case may be, for the amount of (i) any such Taxes levied or imposed on and paid by such Holder or the Trustee, as the case may be, as a result of payments made under or with respect to the Notes held by such Holder, (including payments under this clause (i)); and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder or the Trustee, as the case may be, after such reimbursement will not be less than the net amount such Holder or the Trustee, as the case may be, would have received if Taxes on such reimbursement had not been imposed.

            At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Guarantor shall be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            The Issuer or a Guarantor shall pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, this Indenture or any related documents, other than any such Taxes, charges or levies (i) that are imposed by reason of the holder being connected with such Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder, or (ii) that are imposed with respect to a transfer of Notes by a holder ("Documentary Taxes").

            The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture.

Section 4.26. Limitation on Certain Amendments to the Credit Facility.

            The Issuer shall not amend the definition of Change of Control under the Credit Facility if such amendment would result in Canadian withholding tax being required to be withheld on payments made in respect of the Notes.

                                   ARTICLE 5.

                              SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

            The Issuer shall not and shall not permit any of the Restricted Subsidiaries to (a) consolidate with, amalgamate with, or merge with or into another Person (whether or not the Issuer or such Restricted Subsidiary will be the continuing Person), or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer and of any Restricted Subsidiary (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

            (1) either the Issuer or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than the Issuer or such Restricted Subsidiary) formed by such consolidation or amalgamation or into which the Issuer or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Issuer or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or, in the case of any Restricted Subsidiary, the governing jurisdiction of such Restricted Subsidiary and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and, if applicable, the Guarantees and the obligations thereunder remain in full force and effect;

            (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

            (3) immediately after giving effect to such transaction on a pro forma basis the Issuer or such Person will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
      Section 4.06, provided that a Person that is a Guarantor on the Issue Date may merge into the Issuer or another Person that is a

      Guarantor on the Issue Date without complying with this clause (3); provided, further, that a Person other than the Issuer may merge into another Person that is not the Issuer without complying with this clause
      (3) if the Issuer's Consolidated Leverage Ratio immediately after giving effect to such transaction on a pro forma basis will be lower than its Consolidated Leverage Ratio immediately before giving effect to such transaction.

            In connection with any consolidation, amalgamation, merger or transfer of assets contemplated by this provision, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer of assets and the supplemental indenture in respect thereto comply with this provision (but for the Trustee being reasonably satisfied with the documentation to be entered into or delivered to the Trustee, as the case may be, as stated above) and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Section 5.02. Successor Person Substituted.

            Upon any consolidation, amalgamation or merger, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section
5.01 above, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is amalgamated or merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor corporation had been named as such Issuer herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

            An "Event of Default" occurs if there is a:

            (1) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise;

            (2) default for 30 days in payment when due of any interest on the Notes;

            (3) default by the Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee as directed in writing by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.20 or Section 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) failure to pay when due principal, interest or premium in an aggregate amount of $20.0 million or more with respect to any Indebtedness of the Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $20.0 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the Holders of such Indebtedness within 60 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 30 days after written notice as provided in this Indenture;

            (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20.0 million, net of any amounts covered by insurance, shall be rendered against the Issuer or any Restricted Subsidiary thereof, and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

            (6) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of this Indenture);

            (7) the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary insolvency proceeding,

                  (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding up,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due, or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a reorganization pursuant to any Bankruptcy Law, shall not constitute an Event of Default under this Section 6.01(7);

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer or any Significant
            Subsidiary in an involuntary insolvency proceeding,

                  (B) appoints a Custodian of the Issuer or any Significant
            Subsidiary or for all or substantially all of the property of the Issuer or any Restricted Subsidiary, or

                  (C) orders the liquidation of the Issuer or any Significant
            Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days; and

            (9) either the Existing Senior Subordinated Notes or the debentures issued pursuant to the CMI Notes Indenture cease to be, by their terms, expressly subordinated in right of payment to the Notes in the manner specified on the Issue Date.

            The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

Section 6.02. Acceleration.

            If an Event of Default (other than an Event of Default of the type described in Section 6.01(7) and (8)) shall have occurred and be continuing, then the Trustee may or the Holders as directed in writing by not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and the same shall become immediately due and payable; provided, however, that after any such acceleration but before a judgment or decree based upon such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may, in writing, under certain circumstances, rescind and annul such acceleration if (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by reason of such declaration of acceleration, has been paid, (3) if the Issuer has paid the Trustee its compensation due and payable and reimbursed the Trustee for its expenses (including legal fees and expenses), disbursements and advances incurred prior to the date of such rescission and annulment and (4) in the event of the cure or waiver of an Event of Default of the type described in clause (7) or (8) of Section 6.01 of the above Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause (7) or (8) of Section 6.01 shall occur, the principal, premium, if any, and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such written waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

            The Holders of a majority in aggregate principal amount of the Notes then outstanding may, in writing, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture, provided they have offered to the Trustee indemnity reasonably satisfactory to it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee reasonably determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

            Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the written request within 60 days after receipt of the request and the offer, and, if requested provision, of indemnity; and

            (5) no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to them for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article 6, they shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07 hereof;

            SECOND: to the Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in them by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.05 or 6.06 hereof.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it in its sole discretion against any loss, liability, expense or fee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may expressly agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

            Subject to Section 7.01 hereof:

            (1) The Trustee may rely conclusively on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may fully rely as to the correctness thereof.

            (2) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

            (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence, willful misconduct or bad faith.

            (6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law in respect to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (7) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate or Opinion of Counsel.

            (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and make no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuer's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any recital in the Notes, any Guarantee or this Indenture other than the Trustee' certificate of authentication.

Section 7.05. Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 30 days after a Responsible Officer of the Trustee receives notice of such occurrence. Except in the case of a Default or Event of Default in payment of the principal of, or premium, if any, or interest on any Note or a Default or Event of Default in the observance or performance of any of the obligations of the Issuer under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the best interest of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after April 15 of any year, commencing April 15, 2003, the Trustee shall mail to each Noteholder a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1) to all Holders, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

            The Issuer and any Guarantor shall pay to the Trustee and Agents from time to time such compensation for their services hereunder as may be agreed from time to time by the parties (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and any Guarantor shall reimburse the Trustee and Agents upon request for all disbursements, expenses and advances incurred or made by them in connection with their duties under this Indenture, including the compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuer and any Guarantor shall indemnify and protect the Trustee, any predecessor Trustee, each Agent and each of their officers, directors, employees, agents, and attorneys for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, taxes (other than taxes based on the income of the Trustee or such Agent) and attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of their duties under this Indenture including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent, as the case may be, shall notify the Issuer and any Guarantor in writing promptly of any claim asserted against the Trustee or Agent for which they may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and any Guarantors shall not relieve the Issuer and any Guarantor of their obligations hereunder, except to the extent the Issuer and any Guarantor are prejudiced thereby.

            Notwithstanding the foregoing, the Issuer and any Guarantor need not reimburse the Trustee or any Agent for any expense or indemnify them against any loss or liability incurred by the Trustee or such Agent, as the case may be, resulting from their own gross negligence, willful misconduct or bad faith. To secure the payment obligations of the Issuer and any Guarantor in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and any Guarantor under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and any Guarantor and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

            When the Trustee incurs expenses or render services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

            The Trustee may resign at any time by notifying the Issuer and any Guarantor in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove a Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer's written consent, which consent shall not be unreasonably withheld. The Issuer may remove a Trustee at its election if:

            (1) a Trustee fails to comply with Section 7.10 hereof;

            (2) a Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of a Trustee or its property; or

            (4) a Trustee otherwise becomes incapable of performing its duties hereunder.

            If a Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify the Holders of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in aggregate principal amount of the outstanding Notes may, at the Issuer's expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, at the Issuer's expense, subject to its rights under Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's and any Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, Etc.

            If a Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article 7.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

            (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. Any successor Trustee shall have a combined capital and surplus of at least U.S.$500,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in
Section 310(b)(1).

            (b) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including the laws of the Province of Ontario) denying or restricting the right of banking corporations or associations to transact business as the Trustee in such jurisdiction. It is recognized that, in particular, in order to comply with any provision of the Trust Indenture Legislation or in case of litigation under this Indenture, the Notes, and in particular in case of the enforcement of this Indenture, upon a Default or Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or take any other action which may be desirable or necessary in connection therewith, it may be necessary, appropriate or expeditious that the Trustee appoint, and the Trustee is hereby empowered to so appoint, an additional individual or institution as a separate trustee or co-trustee (the "Co-Trustee"). The Trustee shall promptly notify the Issuer of any such appointment in writing, and any such Co-Trustee shall be entitled to payment and reimbursement pursuant to Section 7.07.

            In the event that the Trustee appoints an additional individual or institution as a Co-Trustee, each and every remedy, power, right, claim, demand, cause of action and immunity expressed or intended by this Indenture, or by the Notes to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such Co-Trustee, but only to the extent necessary to enable such Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such Co-Trustee shall run to and be enforceable by either of them; provided, however, that for all the purposes of this Indenture, a written notice to the Trustee by the Issuer shall be deemed, except as otherwise specifically provided for herein, to constitute a valid notice to any Co-Trustee. It is therefore recognized that it will be the responsibility of the Trustee upon appointment by it of any Co-Trustee to ensure that the Co-Trustee will receive, as and when needed for the performance of its obligations and rights hereunder, any documents, certificates or notices received by the Trustee from the Issuer pursuant to this Indenture. Should any instrument in writing from the Issuer be required by the Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him, her or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In the event that any Co-Trustee or a successor thereto shall die, become incapable of acting, resign or be removed, all the rights, powers, trusts, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Co-Trustee.

Section 7.11. Preferential Collection of Claims Against the Issuer.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

            The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

            (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

Section 7.13. Trustee Not To Be Appointed Receiver.

            Neither the Trustee nor any "related person," as defined in the Business Corporations Act (Ontario), to the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuer.

Section 7.14. Disclosure of Names and Addresses of Holders.

            (a) Upon written application to the Trustee in accordance with Trust Indenture Legislation, Holders may communicate pursuant to Trust Indenture Legislation with other Holders with respect to their rights under this Indenture or the Notes.

            (b) In addition, a Holder may, upon payment to the Trustee of a reasonable fee and subject to compliance with any applicable requirement of Trust Indenture Legislation, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration of such Holder referred to below, a list setting out (i) the name and address of every Holder, (ii) the aggregate principal amount of Notes owned by each Holder and (iii) the aggregate principal amount of outstanding Notes, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (x) the name, address and occupation of the Holder, (y) where the Holder is a corporation, its name and address for service and (z) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Notes, or any other matter relating to the Notes or the affairs of the Issuer. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Holder.

            (c) Every Holder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation.

                                   ARTICLE 8.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

            The Issuer and any Guarantor, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

            (1) to comply with Section 5.01 hereof;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to comply with any requirements of the Commission under the TIA;

            (4) to cure any ambiguity, defect or inconsistency;

            (5) in reliance on an Opinion of Counsel, to make any other change that does not materially and adversely affect the rights of any Noteholders hereunder;

            (6) to add a Guarantor;

            (7) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 hereof in a manner that does not adversely affect the rights of any Noteholder, as evidenced by an Opinion of Counsel; or

            (8) to appoint any Co-Trustee in accordance with Section 7.10 hereof.

            The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

            The Issuer and any Guarantor (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in writing in a particular instance by the Issuer with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture;

            (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

            (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price thereof;

            (4) make any Note payable in money other than that stated in the Note;

            (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note;

            (6) make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of the principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (7) subordinate the Notes or the Guarantees to any other Indebtedness or otherwise modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders; or

            (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

            After an amendment, supplement or waiver under this Section 8.02 or
Section 8.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

            Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall, at the Issuer's expense, join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with the TIA.

            Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the written consent of the requisite number of Holders has been obtained.

            After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation (as determined in writing by the Issuer) on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, any Guaran-tor shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If, in the reasonable judgment of the Trustee, it does, the Trustee may, but need not, sign it. In signing or refusing to sign any amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to
Section 7.01 hereof, shall be fully protected in relying conclusively upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and any Guarantor, enforceable against the Issuer and any Guarantor in accordance with its terms (subject to customary exceptions).

                                   ARTICLE 9.

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

            The Issuer may terminate its obligations under the Notes and this Indenture as well as the obligations of any Guarantors under their respective Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01 if:

            (1) either (a) all the Notes authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
      (b) all Notes not delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Issuer has paid all other sums payable under this Indenture by the Issuer, including any amounts due to the Trustee; and

            (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the first paragraph of this Section 9.01, the Issuer's obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.21, 7.07, this paragraph of this Section 9.01, 9.05 and 9.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Issuer's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02. Legal Defeasance.

            The Issuer may at its option, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09 and 4.21 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under
Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

            At the option of the Issuer, pursuant to a Board Resolution of the Board of Directors of the Issuer, the Issuer shall be released from its respective obligations under Sections 4.02 through 4.20 and Sections 4.22 through 4.23 hereof, inclusive, with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are sat-isfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

            (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in U.S. dollars or Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, money in U.S. dollars, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants reasonably satisfactory to the Trustee and expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and accrued interest on the Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes; provided that the Trustee shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

            (2) no Event of Default or Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default specified in Section 6.01(7) or (8) are concerned, at any time during the period ending on the 91st day after the date of such deposit;

            (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuer;

            (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries are a party or by which the Issuer or any of its Subsidiaries are bound;

            (5) the Issuer shall have delivered to the Trustee an Opinion of Counsel from U.S. Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

            (6) in the case of an election under Section 9.02 above, the Issuer shall have delivered to the Trustee an Opinion of Counsel from U.S. counsel describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that the Holders or persons in their positions will not recognize income, gain or loss for federal income tax purposes solely as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred and an Opinion of Counsel from Canadian counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of an election under Section 9.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel from U.S. counsel describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and an Opinion of Counsel from Canadian counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
      Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

            (9) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

            (10) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (11) the Issuer shall have paid or duly provided for payment under terms mutually satisfactory to the Issuer and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

            Notwithstanding the foregoing, the Opinions of Counsel required by clauses (5), (6) and (7) of this Section 9.04 need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable or (b) will become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 9.05. Deposited Money and Government Obligations To Be Held in Trust;
              Other Miscellaneous Provisions.

            All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest. The Trustee shall be under no obligation to invest such money or Government Obligations except as it may agree in writing with the Issuer.

            The Issuer and any Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to
Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or Government Obligations held by it as provided in Section
9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants reasonably satisfactory to the Trustee and expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

            If the Trustee or the Paying Agents are unable to apply any money or Government Obligations, in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or the Paying Agents are permitted to apply all such money or Government Obligations, in accordance with this Article 9; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or interest accrued on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agents.

Section 9.07. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Issuer upon an Issuer Request, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

            Subject to this Article 9, the Trustee and each Paying Agent shall promptly pay to the Issuer (or, if appropriate, any Guarantors) upon written request any excess moneys or Government Obligations held by it at any time and thereupon shall be relieved from all liability with respect to such moneys or Government Obligations deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, any Guarantors) upon written request of the Issuer, and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and any Guarantors for the payment thereof, unless applicable abandoned property law designates another Person, and all liabilities of the Trustee or such Paying Agent with respect to such moneys or Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and any Guarantors, either mail to each Noteholder affected, at the address shown in the Register of the Notes maintained by the Registrar pursuant to
Section 2.04 hereof, or cause to be published once a week for two successive weeks in a newspaper published in the English language customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuer and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE 10.

                                   [RESERVED]

                                  ARTICLE 11.

                               GUARANTEE OF NOTES

Section 11.01. Guarantee.

            Subject to the provisions of this Article 11, each Guarantor, by execution of a Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each Note (including any Additional Notes upon issuance in accordance with Section 2.19), when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest, if any, on the Notes (including any Additional Notes upon issuance in accordance with Section 2.19), to the extent lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.7) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes (including any Additional Notes upon issuance in accordance with Section 2.19) or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor, by execution of a Guarantee, shall waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, and interest, if any, thereon and as provided in Section 9.01 hereof. Each Guarantor, by execution of a Guarantee, shall further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of this Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 of this Indenture, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 11 and not discharged. Failure to make such a demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

            A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

            A Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

            A Guarantor, by execution of a Guarantee, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under such Guarantee.

Section 11.02. Execution and Delivery of Guarantees.

            A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor in the form attached hereto as Exhibit G.

            If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

Section 11.03. Limitation of Guarantee.

            The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee (i) not constituting a fraudulent conveyance or fraudulent transfer, or (ii) not being such that there would be reasonable grounds to believe such Guarantor would not be able to meet the applicable financial tests, under applicable federal, state, provincial or territorial law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 11.04. Additional Guarantors.

            Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 11.05. Release of Guarantor.

            A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee if:

            (1) (a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with Section 4.09, (b) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with
      Section 5.01, or (c) such Guarantor is designated an Unrestricted Subsidiary;

            (2) such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

            (3) as of the date of such release any transaction to which such Guarantor had been a party that would have constituted an Affiliate Transaction, an Asset Sale or a Restricted Payment but for, or that constituted a Permitted Investment in reliance on, such Guarantor's status as a Guarantor could be consummated as an Affiliate Transaction, Asset Sale, Restricted Payment or Permitted Investment, as the case may be, in compliance with the applicable terms of this Indenture.

                                  ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. TIA Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

            Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

               If to the Issuer:

                      CanWest Media Inc.
                      31st Floor, TD Centre
                      201 Portage Avenue
                      Winnipeg, Manitoba R3B 3L7
                      Canada

                      Attention: Chief Financial Officer

                      Fax Number: (204) 947-9841

               Copy to:

                      Osler, Hoskin & Harcourt LLP
                      100 King W, 61st Floor
                      Toronto, Ontario M5X 1B8
                      Canada

                      Attention: Linda Robinson

                      Fax Number: (416) 862-6666

               And to:

                      Kaye Scholer LLP
                      425 Park Avenue
                      New York, New York 10022

                      Attention: Joel I. Greenberg, Esq.

                      Fax Number: (212) 836-8211

               If to the Trustee:

                      The Bank of New York
                      101 Barclay Street
                      New York, New York  10286
                      United States

                      Attention: Vanessa Mack

                      Fax Number: (212) 815-4803

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Issuer, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed, at the Issuer's expense, to the Noteholder by first-class mail, postage prepaid, at the Noteholder's address shown on the register kept by the Registrar or Co-Registrar.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given when so mailed, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.

            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the Province of Manitoba. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09. Agent for Service; Submission to Jurisdiction; Waiver of
               Immunities.

            By the execution and delivery of this Indenture, the Issuer and, by execution and delivery of this Indenture or a supplemental indenture in accordance with Article 8 hereof, each Guarantor (i) acknowledges that it will, by separate written instrument, designate and appoint CanWest International Corp., a Delaware corporation (and any successor entity) (the "Process Agent"), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Process Agent and written notice of said service to it (mailed or delivered to its Chief Financial Officer at its principal office as specified in
Section 12.02), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer and any Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent, in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 12.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Issuer or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this
Section 12.09. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and the Guarantors, if any, appointed and acting in accordance with this
Section 12.09.

            To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Issuer and each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

Section 12.10. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.

            No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.12. Successors.

            All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agent in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.16. Conversion of Judgment Currency.

            The Issuer and each Guarantor, if any, covenants and agrees that the following provisions shall apply to conversion of currency for any judgments outstanding against the Issuer or any Guarantor with respect to the Notes, the Guarantees, if any, and this Indenture:

            (a) (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the Rate of Exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (ii) If there is a change in the Rate of Exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the Rate of Exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (b) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees, if any, and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer or any Guarantor, as the case may be, shall indemnify, protect and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in Rates of Exchange between (1) the date as of which the equivalent of the amount in United States dollars due or contingently due under the Notes, the Guarantees, if any, and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or any Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (c) The obligations contained in Subsections (a)(ii) and (b) of this
      Section 12.16 shall constitute separate and independent obligations of the Issuer and any Guarantors from their other respective obligations under the Notes, the Guarantees, if any, and this Indenture, shall give rise to separate and independent causes of action against the Issuer and each Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in Rates of Exchange occurring between the said final date and the date of any liquidating distribution.

            (d) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.16.

Section 12.17. Documents in English.

            The parties to this Agreement have expressly requested that this Agreement and all related notices, amendments and other documents be drafted in the English language. Les parties a la presente convention ont expressement exige que cette convention et tous les avis, modifications et autres documents y afferents soient rediges en langue anglaise seulement.

Section 12.18. Limitation of Liability.

            It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by The Bank of New York, not individually or personally but solely as Trustee under this Indenture, in the exercise of the powers and authority conferred and vested in it, (b) nothing herein contained shall be constructed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Indenture and by any Person claiming by, through or under such parties and (d) under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                   CANWEST MEDIA INC.


                                By:  /s/ John Maguire
                                   ---------------------------------------
                                   Name:  John Maguire
                                   Title: Chief Financial Officer


                                   APPLE BOX PRODUCTIONS SUB INC.

                                   BCTV HOLDINGS INC.

                                   CALGARY HERALD GROUP INC.

                                   CANWEST - MONTREAL R.P. HOLDINGS INC.

                                   CANWEST - WINDSOR R.P. HOLDINGS INC.

                                   CANWEST FINANCE INC./FINANCIERE CANWEST INC.

                                   CANWEST GLOBAL BROADCASTING INC./
                                     RADIODIFFUSION CANWEST GLOBAL INC.

                                   CANWEST INTERACTIVE INC.

                                   CANWEST INTERNATIONAL COMMUNICATIONS INC.

                                   CANWEST INTERNATIONAL MANAGEMENT INC.

                                   CANWEST IRISH HOLDINGS (BARBADOS) INC.

                                   CANWEST MEDIA SALES LIMITED

                                   CANWEST NZ RADIO HOLDINGS LIMITED

                                   CANWEST PUBLICATIONS INC.

                                   CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

                                   CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

                                   CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

                                   CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

                                   CGS SHAREHOLDING (NETHERLANDS) B.V.

                                   CHBC HOLDINGS INC.

                                   CHEK HOLDINGS INC.

                                   CLARINET MUSIC INC.

                                   EDMONTON JOURNAL GROUP INC.

                                   FOX SPORTS WORLD CANADA HOLDCO INC.

                                   GLOBAL CENTRE INC.

                                   GLOBAL COMMUNICATIONS LIMITED

                                   GLOBAL TELEVISION CENTRE LTD.

                                   GLOBAL TELEVISION NETWORK INC.

                                   GLOBAL TELEVISION NETWORK
                                     QUEBEC, LIMITED PARTNERSHIP/
                                     RESEAU DE TELEVISION GLOBAL QUEBEC,
                                     SOCIETE EN COMMANDITE

                                   GLOBAL TELEVISION SPECIALTY
                                     NETWORKS INC.

                                   LONESTAR HOLDCO INC.

                                   LOWER MAINLAND PUBLISHING GROUP INC.

                                   MONTREAL GAZETTE GROUP INC.

                                   MULTISOUND PUBLISHERS LTD.

                                   NANAIMO DAILY NEWS GROUP INC.

                                   ONTV HOLDINGS INC.

                                   OTTAWA CITIZEN GROUP INC.

                                   PACIFIC NEWSPAPER GROUP INC.

                                   PORT ALBERNI TIMES GROUP INC.

                                   REACHCANADA CONTACT CENTRE
                                   LIMITED

                                   REGINA LEADER POST GROUP INC.

                                   RETROVISTA HOLDCO INC.

                                   SASKATOON STARPHOENIX GROUP INC.

                                   SOUTHAM DIGITAL INC.

                                   STUDIO POST & TRANSFER SUB INC.

                                   3919056 CANADA LIMITED

                                   TV3 NETWORK SERVICES LIMITED

                                   TV4 NETWORK LIMITED

                                   2846551 CANADA INC.

                                   VANCOUVER ISLAND NEWSPAPER GROUP INC.

                                   VICTORIA TIMES COLONIST GROUP INC.

                                   WESTERN COMMUNICATIONS INC.

                                   WIC MOBILE TV INC.

                                   WIC TELEVISION PRODUCTION SUB INC.

                                   WINDSOR STAR GROUP INC.

                                   XTREME SPORTS HOLDCO INC., each as
                                     a Guarantor


                               By: /s/ John Maguire
                                  ----------------------------------------------
                                   Name: John Maguire
                                   Title: Authorized Signing Officer


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity, but solely as Trustee


                               By: /s/ Vanessa Mack
                                  ----------------------------------------------
                                   Name: VANESSA MACK
                                   Title: Assistant Vice President

                                                                     EXHIBIT 4.9

                                 [FORM OF NOTE]

                                                                    CUSIP

                               CANWEST MEDIA INC.

No.                                                             U.S.$

                          7-5/8 % SENIOR NOTE DUE 2013

            CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer," which term includes any successor corporation), for value received, promises to pay to Cede & Co. or registered assigns the
principal sum of U.S.$        on April 15, 2013.

            Interest Payment Dates: April 15 and October 15, commencing October 15, 2003.

            Record Dates: April 1 and October 1.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                            CANWEST MEDIA INC.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

Dated:

Certificate of Authentication:

            This is one of the 7-5/8% Senior Notes due 2013 referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                              as Trustee


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                [REVERSE OF NOTE]

                               CANWEST MEDIA INC.

                          7-5/8 % SENIOR NOTE DUE 2013

            1. Interest. CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7-5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including April 3, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15 commencing October 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate multiplied by the actual number of days in the year and divided by 360. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

            2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest on the Notes in the manner set forth in Article 2 of the Indenture. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent and Registrar. Initially, The Bank of New York, in its capacity as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

            4. Indenture. The Issuer issued the Notes under an Indenture dated as of April 3, 2003 (the "Indenture") between the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.19 of the Indenture. The Notes include the Exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement. All Notes issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture.

            5. Additional Amounts. The Issuer will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.25 of the Indenture.

            6. Optional Redemption. The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after April 15, 2008 upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 15 of each year listed below:


        Year                                                    Redemption Price
        ----                                                    ----------------
        2008................................................        103.813%
        2009................................................        102.542%
        2010................................................        101.271%
        2011 and thereafter.................................        100.000%

            Notwithstanding the foregoing, the Issuer may redeem in the aggregate up to (i) 35% of the original principal amount of the Notes at any time and from time to time prior to April 15, 2006 at a redemption price equal to 107.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of Notes originally issued (including the original principal amount of Additional Notes) shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

            Notwithstanding the foregoing and notwithstanding any other term of the Notes or of the Indenture, until (i) the completion of an exchange offer under the Registration Rights Agreement or (ii) if such an exchange offer is not consummated within 165 days of the Issue Date, the filing of a shelf registration statement covering resales of the Notes which is declared effective under the Securities Act, the Issuer may not redeem in the aggregate more than 25% of the original principal amount of the Notes.

            In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee in its sole discretion shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by or on behalf of the Issuer with the Paying Agent.

            7. Tax Redemption. The Notes will be redeemable, in whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each Holder of Notes at its address appearing on the Register maintained by the Registrar, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if the Issuer or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts pursuant to Section 4.25 of the Indenture as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that the Issuer or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (not including substitution of the obligor under the Notes). No such notice of redemption may be given later than 180 days after the Issuer first becomes liable to pay any Additional Amounts as a result of such change or amendment.

            8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest will cease to accrue on Notes or portions thereof called for redemption.

            9. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale, and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            10. Legend. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or a Paying Agent will pay the money back to the Issuer (or, if appropriate, any Guarantors) at its written request. After that, Holders entitled to the money must look to the Issuer and any Guarantors for payment as unsecured general creditors unless applicable "abandoned property" law designates another Person.

            14. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, any Guarantor and the Trustee with the written consent of the Holders of not less than a majority of the aggregate principal amount of then outstanding Notes, subject to certain exceptions requiring the written consent of the Holders of the particular Notes to be affected.

            15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to

Section 4.04 of the Indenture, the Issuer must annually report to the Trustee in writing on compliance with such limitations.

            16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

            17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuer or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes may, by written notice to the Trustee and the Issuer, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuer or any Restricted Subsidiary, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may, in writing, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article 5 of the Indenture) if it determines in its sole discretion that withholding notice is in the Holders' best interests.

            18. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Guarantor or their Affiliates, as if it were not a Trustee.

            19. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            20. Discharge. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the

Trustee of U.S. dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

            21. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Notes.

            22. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer and Guarantors with certain conditions set forth in the Indenture.

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer and Guarantors have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee in writing to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            25. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

            THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

               CANWEST MEDIA INC.
               31st Floor, TD Centre
               201 Portage Avenue
               Winnipeg, Manitoba, R3B 3L7
               Canada

               Attention:  Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                         Your Signature:
     --------------                          -----------------------------------
                                             (Sign exactly as your name appears
                                              on the other side of this Note)

                  Signature Guarantee: _______________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to accept the offer to have all or any part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:

            | |    Section 4.09                 | |    Section 4.20

            If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

U.S.$______________________
 (multiple of U.S.$1,000)

Date:______________________

                              Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

_________________________________
Signature Guaranteed

                              SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

    [FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(c)(2) OF REGULATION S UNDER THE U.S. SECURITIES
ACT) AND (2) IN THE CASE OF (A) OR (B) ABOVE, AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF (A) THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND (B) THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE SECURITIES IN CANADA OR TO OR FOR THE

BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS) OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

                     [FORM OF ASSIGNMENT FOR RULE 144A NOTE]

I or we assign and transfer this Note to:

        (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                         [Check One]

               | | (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                              or

               | | (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:__________________      Your Signature:____________________________________
                                            (Sign exactly as your name appears
                                               on the other side of this Note)

            Signature Guarantee: ____________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________                  ________________________________
                                            NOTICE: To be executed by
                                                       an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN THE SUBJECT OF ANY PROSPECTUS FILED UNDER THE SECURITIES LAWS OF ANY CANADIAN PROVINCE OR TERRITORY. THE HOLDER OF THE SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS, IF IT IS A RESIDENT OF CANADA, THAT IT IS PURCHASING THE SECURITIES IN A TRANSACTION WHICH IS EXEMPT FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS. THE SALE OF THE SECURITIES TO IT QUALIFIES (BY REASON OF THE AMOUNT OF THE CONSIDERATION BEING PAID BY THE PURCHASER OF THE SECURITIES OR BY REASON OF THE STATUS OF THE PURCHASER, AS THE CASE MAY BE) FOR AN EXEMPTION FROM THE PROSPECTUS FILING AND DELIVERY OBLIGATIONS UNDER APPLICABLE CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS (PROVIDED THAT APPLICABLE FILING OBLIGATIONS ARE SATISFIED AND ANY APPLICABLE FEES ARE PAID), AND IT HAS PROVIDED SUCH INFORMATION AND MADE SUCH REPRESENTATIONS TO THE SELLER OF THE SECURITIES AS MAY BE REASONABLY NECESSARY FOR THE SELLER TO RELY ON SUCH EXEMPTIONS AND AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DATE ON WHICH RESALE RESTRICTIONS TERMINATE UNDER APPLICABLE SECURITIES LAWS.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

        (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                         [Check One]

               | | (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                              or

               | | (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:__________________       Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                                on the other side of this Note)

            Signature Guarantee: ___________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________                  ________________________________
                                            NOTICE:  To be executed by
                                                      an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Rule 144A Note or Regulation S Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               -----------, ----

Attention:

      Re:    CanWest Media Inc. (the "Issuer")
             7-5/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

            In connection with our proposed purchase of Notes, we confirm that:

            1. We are not a resident of Canada or a corporation or other entity governed by the laws of Canada or any province or territory thereof.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April , 2003 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and any applicable Canadian securities laws of any province or territory of Canada.

            3. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof or any other non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            7. We have no intention of transferring the Notes to a resident of Canada and (a) we acknowledge that transfers of Notes to residents of Canada may be restricted under certain circumstances and (b) we agree to comply with any applicable Canadian provincial securities laws in respect of any transfer of Notes to a resident of Canada.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:
                                               ---------------------------

                                                                       EXHIBIT F

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                ----------, ----

Attention:

      Re:    CanWest Media Inc. (the "Issuer")
             7-5/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

            In connection with our proposed sale of U.S.$__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes (including that such Notes may not be resold or otherwise transferred in Canada or to or for the benefit of a Canadian resident, except pursuant to an exemption from the prospectus and registration requirements under applicable Canadian securities laws); and

            (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:________________________

                                                                       EXHIBIT G

                               [FORM OF GUARANTEE]

            THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE INDENTURE DATED AS OF APRIL 3, 2003, BY AND AMONG CANWEST MEDIA INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE TRUSTEE NAMED THEREIN (THE "INDENTURE") ARE EXPRESSLY SET FORTH IN ARTICLE 11 OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION
ARTICLE 11, ARE INCORPORATED HEREIN BY REFERENCE.

            Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid to such Noteholder, this Guaran-tee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Company evidenced by the Note shall have been paid in full. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand,
(a) the Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in
Section 6.02 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

            Each Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
Article 11 of the Indenture, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

            This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Noteholders and their successors and assigns and, in the event of any transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of
Section 11.05 of the Indenture shall be released of its obligations hereunder.

            THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-

OF-LAW PRINCIPLES OF THE LAWS OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

Date:__________________

                                            [NAME OF GUARANTOR], as Guarantor

                                            By:
                                               _________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT H

                         [FORM OF AUTHENTICATION ORDER]

                               CANWEST MEDIA INC.
                               201 Portage Avenue
                                   31st Floor
                                    TD Centre
                           Winnipeg, Manitoba R3B 3L7
                                     Canada

                                                             -------------, ----

Attention:

        Re:    Authentication Order:
               7-5/8% Senior Notes due 2013

Ladies and Gentlemen:

            There has heretofore been delivered to you, as Trustee under the Indenture dated as of April 3, 2003 (the "Indenture"), among Canwest Media Inc. (the "Company"), the guarantors named therein and you, one or more global certificates (the "Global Notes") evidencing U.S.$200,000,000 aggregate principal amount of the Company's 7-5/8% Senior Notes due 2013 (the "Notes").

            Pursuant to Section 2.03 of the Indenture, you, as Trustee, are hereby authorized and directed to authenticate the Global Notes on [ ], to register the Global Notes in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"), and to hold the Global Notes, when so authenticated and registered, as custodian for DTC.

            In rendering this authentication order, we have read the provisions of the Indenture as we have deemed relevant, and have examined and investigated such other matters as we have deemed necessary, to enable us to express an informed opinion as to whether the conditions precedent set forth in the Indenture relating to the issuance of the Notes have been complied with. Based upon the foregoing, in our opinion all conditions precedent to the issuance of the Notes contained in the Indenture have been complied with.

                                          Very truly yours,

                                          CANWEST MEDIA INC.


                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

            Receipt of the Global Notes is hereby acknowledged this _____ day of _________, ____.

                                               as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT I

                         [FORM OF LEGEND FOR AFFILIATE]

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.


                                      I-1